Exhibit 10.1
Execution Version
CREDIT AGREEMENT
dated as of

October 24, 2008
among
MAIN STREET CAPITAL CORPORATION
as Borrower,
The Initial Guarantors Listed Herein,
The Lenders Listed Herein
and
BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent
and
BB&T CAPITAL MARKETS,
as Lead Arranger

CREDIT AGREEMENT
THIS CREDIT AGREEMENT is dated as of October 24, 2008 among MAIN STREET CAPITAL CORPORATION, a Maryland corporation, as borrower, the INITIAL GUARANTORS listed on the signature pages hereof, as guarantors, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:
“Acquisition” means any transaction or series of related transactions (other than a Portfolio Investment) for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of a Person (other than a Subsidiary) or of any business or division of a Person (other than a Subsidiary), (b) the acquisition by the Borrower or any Subsidiary of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that formation or organization of any Wholly Owned Subsidiary shall not constitute an “Acquisition” to the extent that the amount of the Investment in such entity is permitted under Sections 5.08 and 5.12), or (c) a merger, consolidation, amalgamation or other combination by the Borrower or any Subsidiary with another Person (other than a Subsidiary) if the Borrower or such Subsidiary is the surviving entity; provided that in any merger involving the Borrower, the Borrower must be the surviving entity.
“Adjusted London InterBank Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London InterBank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.
“Administrative Agent” means BB&T, in its capacity as administrative agent for the Lenders, and its successors and permitted assigns in such capacity.
“Administrative Agent’s Letter Agreement” means that certain letter agreement, dated as of August 29, 2008, between Borrower and the Administrative Agent relating to the terms of this Agreement, and certain fees from time to time payable by the Borrower to the Administrative Agent, together with all amendments and modifications thereto. If there is any conflict between the provisions of this Agreement and the provisions of the Administrative Agent’s Letter Agreement, the provisions of this Agreement will control.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advances” means collectively the Revolver Advances. “Advance” means any one of such Advances, as the context may require.
“Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the above, the term “Affiliate” shall not include any Person that constitutes an investment made by the Borrower or a Subsidiary in the ordinary course of business and consistently with the Investment Policies in a Person that is accounted for under GAAP as a portfolio investment of the Borrower or a Subsidiary.
“Agreement” means this Credit Agreement, together with all amendments and supplements hereto.
“Applicable Laws” means all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Applicable Margin” has the meaning set forth in Section 2.06(a).
“Applicable Percentage” means with respect to any Lender, the percentage of the total Revolver Commitments represented by such Lender’s Revolver Commitment. If the Revolver Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolver Commitments most recently in effect, giving effect to any assignments.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07), and accepted by the Administrative Agent, in substantially the form of Exhibit O or any other form approved by the Administrative Agent.
“Assignment of Mortgage” means, as to each Portfolio Investment secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Portfolio Investment and, to the extent requested by the Administrative Agent, to grant a perfected lien thereon by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, each such Assignment of Mortgage to be in form and substance acceptable to the Administrative Agent.

“Authority” has the meaning set forth in Section 8.02.
“Bailee Agreement” means an agreement in form and substance reasonably acceptable to the Administrative Agent and executed by a Person (other than an Obligor, a Loan Party or any of their respective Affiliates) that is in possession of any Collateral pursuant to which such Person acknowledges the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Bank Products” means any: (1) Hedging Agreements; and (2) other services or facilities provided to any Loan Party by BB&T or any Lender that provides the initial funding of any Revolver Commitment on the Closing Date or any Additional Lender that provides the funding of a Revolver Commitment on any Commitment Increase Date (but not any assignee of any of the foregoing Lenders) or any of their respective Affiliates, in each case solely until such Person has assigned all of its interests under this Agreement (each, in such capacity, a “Bank Product Bank”) (but excluding Cash Management Services) with respect to (a) credit cards, (b) purchase cards, (c) merchant services constituting a line of credit, and (d) leasing.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§101, et. seq.), as amended from time to time.
“Base Rate” means for any Base Rate Advance for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.5%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.
“Base Rate Advance” means, with respect to any Advance, such Advance when such Advance bears or is to bear interest at a rate based upon the Base Rate.
“BB&T” means Branch Banking and Trust Company, and its successors.
“Borrower” means Main Street Capital Corporation, a Maryland corporation, and its successors and its permitted assigns.
“Borrowing” means a borrowing hereunder consisting of Revolver Advances made to the Borrower at the same time by all of the Lenders pursuant to Article II. A Borrowing is a “Base Rate Borrowing” if such Advances are Base Rate Advances. A Borrowing is a “Euro-Dollar Borrowing” if such Advances are Euro-Dollar Advances. A Borrowing is a “Tranche Euro-Dollar Borrowing” if such Advances are Tranche Euro-Dollar Advances. A Borrowing is an “Index Euro-Dollar Borrowing” if such Advances are Index Euro-Dollar Advances.
“Borrowing Base” means, based on the most recent Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Administrative Agent, (a) at any time the Borrower holds at least eight (8) Eligible Portfolio Investments but fewer than ten (10) Eligible Portfolio Investments, an amount equal to the lesser of (i) the sum of 100% of Unrestricted Cash and Cash Equivalents plus 45% of the Value of Eligible Portfolio Investments and (ii) $15,000,000, (b) at any time the Borrower holds at least ten (10) Eligible Portfolio Investments, an amount equal to the sum of 100% of Unrestricted Cash and Cash Equivalents plus 50% of the Value of Eligible Portfolio Investments and (c) at any time the Borrower holds fewer than eight (8) Eligible Portfolio Investments, $0.

“Borrowing Base Certification Report” means a report in the form attached hereto as Exhibit E, and otherwise satisfactory to the Administrative Agent, certified by the chief financial officer or other authorized officer of the Borrower regarding the Eligible Portfolio Investments. Upon receipt by the Administrative Agent, a Borrowing Base Certification Report shall be subject to the Administrative Agent’s satisfactory review, acceptance or correction, in the exercise of its reasonable discretion.
“Capital Expenditures” means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided that in no event shall a Portfolio Investment be considered a Capital Expenditure.
“Capital Securities” means, with respect to any Person, any and all shares, interests (including membership interests and partnership interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including any instruments convertible into equity), whether now outstanding or issued after the Closing Date.
“Cash” means money, currency or a credit balance in any demand or deposit account with a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500 million, which bank or its holding company has a short-term commercial paper rating of: (a) at least A-1 or the equivalent by Standard & Poor’s Rating Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc., or (b) at least A-2 or the equivalent by Standard & Poor’s Rating Services or at least P-2 or the equivalent by Moody’s Investors Service, Inc. and (i) all amounts and assets credited to such account are directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (ii) such bank is otherwise acceptable at all times and from time to time to the Administrative Agent in its sole discretion. The Administrative Agent acknowledges that, on the Closing Date, Amegy Bank, National Association is an acceptable bank within the meaning of clause (b)(ii) of this definition.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) with maturities of not more than one year from the date acquired; (b) time deposits and certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500 million, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Rating Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; and (c) investments in money market funds (i) which mature not more than ninety (90) days from the date acquired and are payable on demand, (ii) with respect to which there has been no failure to honor a request for withdrawal, (iii) which are registered under the Investment Company Act of 1940, as amended, (iv) which have net assets of at least $500,000,000 and (v) which maintain a stable share price of not less than One Dollar ($1.00) per share and are either (A) directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (B) maintain a rating of at least A-2 or better by Standard & Poor’s Rating Services and are maintained with an investment fund manager that is otherwise acceptable at all times and from time to time to the Administrative Agent in its sole discretion. The Administrative Agent acknowledges that, on the Closing Date, Fidelity Investments is an acceptable investment fund manager within the meaning of the foregoing clause (B).

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party by BB&T or any Lender that provides the initial funding of any Revolver Commitment on the Closing Date or any Additional Lender that provides the funding of a Revolver Commitment on any Commitment Increase Date (but not any assignee of any of the foregoing Lenders) or any of their respective Affiliates, in each case solely until such Person has assigned all of its interests under this Agreement (each, in such capacity, a “Cash Management Bank”): (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant services not constituting a Bank Product.
“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations and amendments.
“CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.
“Change in Control” means the occurrence after the Closing Date of any of the following: (i) any Person or two or more Persons acting in concert (excluding the Persons that are officers and directors of the Borrower on the Closing Date) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the board of directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).
“Change in Law” has the meaning set forth in Section 8.02.
“Closing Certificate” has the meaning set forth in Section 3.01(d).

“Closing Date” means October 24, 2008.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.
“Collateral” means collectively: (1) (i) 100% of the Capital Securities of the Guarantors and of the current and future Domestic Subsidiaries of the Borrower and Guarantors; (ii) 65% of the Capital Securities of any current or future Foreign Subsidiaries and (iii) all of the other present and future property and assets of the Borrower and each Guarantor including, but not limited to, machinery and equipment, inventory and other goods, accounts, accounts receivable, bank accounts, brokerage accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds, and cash; and (2) any other property which secures the Obligations pursuant to the Collateral Documents; provided that, notwithstanding the foregoing, “Collateral” shall not include (i) until such time as the obligations of the Loan Parties under the Treasury Revolving Credit Agreement are extinguished, the Excluded Account Assets (as defined in the Security Agreement), (ii) equity interests in any SBIC Entity until such time as a pledge thereof is required pursuant to Section 5.27(d) and (iii) property rights in Capital Securities issued by a Person other than a Subsidiary, or in any Operating Documents of any such issuer, to the extent the security interest of the Administrative Agent does not attach thereto pursuant to the terms of the Collateral Documents.
“Collateral Custodian” means any and each of (i) BB&T, in its capacity as Collateral Custodian under the Custodial Agreement to which it is a party, together with its successors and permitted assigns and (ii) any other Person acting as a collateral custodian with respect to any Collateral under any Custodial Agreement entered into in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Collateral Custodian shall at all times be satisfactory to the Administrative Agent, in its reasonable discretion.
“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey (or shall have granted or conveyed) to the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.
“Compliance Certificate” has the meaning set forth in Section 5.01(c).
“Consolidated EBITDA” means and includes, for the Borrower and the Consolidated Subsidiaries that are Guarantors for any period, an amount equal to the sum of (a) Consolidated Net Realized Income for such period; plus, (b) to the extent such amounts were deducted in computing Consolidated Net Realized Income for such period: (i) Consolidated Interest Expense for such period; (ii) income tax for such period, expense determined on a consolidated basis in accordance with GAAP; and (iii) Depreciation and Amortization for such period, determined on a consolidated basis in accordance with GAAP. Notwithstanding the fact that the SBIC Entities are not Loan Parties, the SBIC Entities shall be included for purposes of calculating Consolidated EBITDA.

“Consolidated Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries that are Guarantors outstanding during such period on a consolidated basis in accordance with GAAP. Notwithstanding the fact that the SBIC Entities are not Loan Parties, the SBIC Entities shall be included for purposes of calculating Consolidated Interest Expense.
“Consolidated Net Realized Income” means, for any period the net realized income of the Borrower and the Consolidated Subsidiaries that are Guarantors set forth or reflected on the consolidated income statement of the Borrower and its Consolidated Subsidiaries for such period prepared in accordance with GAAP. Notwithstanding the fact that the SBIC Entities are not Loan Parties, the SBIC Entities shall be included for purposes of calculating Consolidated Net Realized Income.
“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.
“Consolidated Tangible Net Worth” means, at any time, Net Assets less the sum of the value, (to the extent reflected in determining Net Assets) as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, on a consolidated basis prepared in accordance with GAAP, of
(A) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;
(B) To the extent not included in (A) of this definition, any amount at which the Capital Securities of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries; and
(C) Loans or advances to owners of Borrower’s Capital Securities, or to directors, officers, managers or employees of Borrower and its Consolidated Subsidiaries.
Notwithstanding the fact that the SBIC Entities are not Loan Parties, the SBIC Entities shall be included for purposes of calculating Consolidated Tangible Net Worth.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Administrative Agent, (B) outside consultants for the Administrative Agent, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the administration, management, execution and delivery of this Agreement and the other Loan Documents, and the preparation, negotiation, administration and management of any amendments, modifications or waivers of the provisions of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby shall be consummated), or (C) the enforcement or protection of its rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral; and (b) all reasonable out-of-pocket expenses incurred by the Secured Parties who are not the Administrative Agent or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default.
“Custodial Agreement” means, collectively, any and each custodial agreement entered into among a Person acting as Collateral Custodian, the Borrower and the Administrative Agent, in each case as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance; (vi) all Redeemable Preferred Securities of such Person; (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument; (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (ix) all Debt of others Guaranteed by such Person; (x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any); (xi) all obligations of such Person under any synthetic lease, tax retention operating lease, sale and leaseback transaction, asset securitization, off-balance sheet loan or other off-balance sheet financing product; (xii) all obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property; and (xiii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.
“Default Rate” means, with respect to the Advances, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Advance (irrespective of whether any such type of Advance is actually outstanding hereunder).
“Defaulted Investment” means any Investment (a) that is 90 days or more past due with respect to any interest or principal payments or (b) that is or otherwise should be considered a non-accrual investment by the Borrower in connection with its Investment Policies and GAAP.
“Depreciation and Amortization” means for any period an amount equal to the sum of all depreciation and amortization expenses of the Borrower and its Consolidated Subsidiaries that are Guarantors for such period, as determined on a consolidated basis in accordance with GAAP. Notwithstanding the fact that the SBIC Entities are not Loan Parties, the SBIC Entities shall be included for purposes of calculating Depreciation and Amortization.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized or required by law to close.
“Domestic Subsidiary” means any Subsidiary which is organized under the laws of any state or territory of the United States of America.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) at any time after the Permitted Assignment Period, unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
“Eligible Investment Rating” means, as of any date of determination with respect to a Portfolio Investment, an investment rating of “Grade 3” or better as determined in accordance with the Investment Policies.
“Eligible Portfolio Investment” means, on any date of determination, any First Lien Investment of Borrower that satisfies each of the following requirements:
(i) the First Lien Investment is evidenced by Investment Documents (including, in the case of any Loan, an original promissory note) that have been duly authorized and that are in full force and effect and constitute the legal, valid and binding obligation of the Obligor of such First Lien Investment to pay the stated amount of the Loan and interest thereon, and the related Investment Documents are enforceable against such Obligor in accordance with their respective terms;

(ii) the First Lien Investment was made in accordance with the terms of the Investment Policies and arose in the ordinary course of the Borrower’s business;
(iii) such First Lien Investment is a First Lien Investment, secured by a first priority, perfected security interest on all assets of the Obligor;
(iv) in the case of any First Lien Investment that is not solely held by the Borrower, the terms and conditions of such First Lien Investment provide the Borrower with the power to approve or deny any amendments, supplements, waivers or other modifications of such terms and conditions;
(v) the First Lien Investment has an Eligible Investment Rating;
(vi) the First Lien Investment is not a Defaulted Investment and no other Loan of the Obligor with respect to such First Lien Investment is more than 45 days past due;
(vii) the Obligor of such First Lien Investment has executed all appropriate documentation required by the Borrower in accordance with the Investment Policies;
(viii) the First Lien Investment, together with the Investment Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(ix) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such First Lien Investment have been duly obtained, effected or given and are in full force and effect;
(x) the First Lien Investment is denominated and payable only in Dollars in the United States;
(xi) the First Lien Investment bears some current interest, which is due and payable no less frequently than quarterly;
(xii) the First Lien Investment, together with the Investment Documents related thereto, does not contravene in any material respect any Applicable Laws (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Investment Documents related thereto is in violation of any Applicable Laws or the terms and conditions of such Investment Documents, to the extent any such violation results in or would be reasonably likely to result in (a) an adverse effect upon the value or collectiblity of such First Lien Investment, (b) a material adverse change in, or a material adverse effect upon, any of (1) the financial condition, operations, business or properties of the Obligor or any of its respective Subsidiaries, taken as a whole, (2) the rights and remedies of the Borrower under the Investment Documents, or the ability of the Obligor or any other loan party thereunder to perform its obligations under the Investment Documents to which it is a party, as applicable, taken as a whole, or (3) the collateral securing the First Lien Investment, or the Borrower’s Liens thereon or the priority of such Liens;

(xiii) the First Lien Investment, together with the related Investment Documents, is fully assignable (and if such Investment is secured by a mortgage, deed of trust or similar lien on real property, and if requested by the Administrative Agent, an Assignment of Mortgage executed in blank has been delivered to the Collateral Custodian);
(xiv) the First Lien Investment was documented and closed in accordance with the Investment Policies, and each original promissory note representing the portion of such First Lien Investment payable to the Borrower, which has been delivered to the Collateral Custodian, duly endorsed as collateral or, in the case of a Pre-Positioned Investment, held by a bailee on behalf of the Administrative Agent, in accordance with the provisions of Section 5.39;
(xv) the First Lien Investment is free of any Liens and the Borrower’s interest in all Related Property is free of any Liens other than Liens permitted under the applicable Investment Documents and all filings and other actions required to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in the First Lien Investment have been made or taken;
(xvi) no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such First Lien Investment;
(xvii) any Related Property with respect to such First Lien Investment is insured in accordance with the Investment Policies;
(xviii) the primary business of the Obligor with respect to such First Lien Investment is not in the gaming, nuclear waste, bio-tech, or oil and gas exploration industries;
(xix) the First Lien Investment is not a loan or extension of credit made by the Borrower or one of its subsidiaries to an Obligor solely for the purpose of making any principal, interest or other payment on such First Lien Investment necessary in order to keep such First Lien Investment from becoming delinquent;
(xx) such First Lien Investment will not cause the Borrower to be deemed to own 5.0% or more of the voting securities of any publicly registered issuer or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of the voting securities of any publicly registered issuer;
(xxi) the financing of such First Lien Investment by the Lenders does not contravene in any material respect Regulation U of the Federal Reserve Board, nor require the Lenders to undertake reporting thereunder which it would not otherwise have cause to make;

(xxii) such First Lien Investment does not represent payment obligations relating to “put” rights relating to Margin Stock;
(xxiii) any taxes due and payable in connection with the making of such First Lien Investment have been paid and the Obligor has been given any assurances (including with respect to the payment of transfer taxes and compliance with securities laws) required by the Investment Documents in connection with the making of the Investment;
(xxiv) the terms of the First Lien Investment have not been amended or subject to a deferral or waiver the effect of which is to (A) reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal or (B) reduce the rate or extend the time of payment of interest (or any component thereof), in each case without the consent of the Administrative Agent;
(xxv) such First Lien Investment does not contain a confidentiality provision that restricts the ability of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights under the Loan Documents, including, without limitation, its rights to review the First Lien Investment, the related Investment File or the Borrower’s credit approval file in respect of such First Lien Investment;
(xxvi) the Obligor of which is not (A) an Affiliate of the Borrower or any other person whose investments are primarily managed by the Borrower or any Affiliate of the Borrower, unless such First Lien Investment is a Portfolio Investment or is expressly approved by the Administrative Agent (in its sole discretion) or (B) a Governmental Authority;
(xxvii) all information delivered by any Loan Party to the Administrative Agent with respect to such First Lien Investment is true and correct to the knowledge of such Loan Party;
(xxviii) such First Lien Investment is not an Equity Security and does not by its terms permit the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor;
(xxix) the proceeds of such First Lien Investment are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress; and
(xxx) there is full recourse to the Obligor for principal and interest payments with respect to such First Lien Investment.
“Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

“Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of a Loan Party or any Subsidiary of a Loan Party required by any Environmental Requirement.
“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.
“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.
“Environmental Notices” means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.
“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.
“Environmental Releases” means releases as defined in CERCLA or under any applicable federal, state or local environmental law or regulation and shall include, in any event and without limitation, any release of petroleum or petroleum related products.
“Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to a Loan Party, any Subsidiary of a Loan Party or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.
“Equity Security” means any equity security or other obligation or security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and all rules and regulations from time to time promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

“Euro-Dollar Advance” means, with respect to any Advance, such Advance during Interest Periods when such Advance bears or is to bear interest at a rate based upon the London InterBank Offered Rate. A Euro-Dollar Advance is a Tranche Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (1) of the definition of Interest Period. A Euro-Dollar Advance is an Index Euro-Dollar Advance if such Euro-Dollar Advance has an Interest Period described in subsection (2) of the definition of Interest Period.
“Euro-Dollar Business Day” means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.
“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.06(c).
“Event of Default” has the meaning set forth in Section 6.01.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(e).
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to BB&T on such day on such transactions as determined by the Administrative Agent.
“First Lien Investment” means an Investment constituting a Debt obligation that is secured by the pledge of collateral and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings.
“Fiscal Quarter” means any fiscal quarter of the Borrower.
“Fiscal Year” means any fiscal year of the Borrower.

“Foreclosed Subsidiary” shall mean any Person that becomes a direct or indirect Subsidiary of the Borrower solely as a result of the Borrower or any other Subsidiary of the Borrower acquiring the Capital Securities of such Person, through a bankruptcy, foreclosure or similar proceedings, with the intent to sell or transfer all of the Capital Securities of such Person; provided, that, in the event that the Borrower or such Subsidiary of the Borrower is unable to sell all of the Capital Securities of such Person within 180 days after the Borrower or such Subsidiary of the Borrower acquires the Capital Securities of such Person, such Person shall no longer be considered a “Foreclosed Subsidiary” for purposes of this Agreement.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guaranteed Obligations” means the Obligations, including without limitation, any and all liabilities, indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from the Borrower to one or more of the Lenders, the Hedge Counterparties, any Secured Party, the Administrative Agent, or any of them, arising under or evidenced by this Agreement, the Notes, the Collateral Documents or any other Loan Document.

“Guarantors” means collectively: (a) the Initial Guarantors; and (b) all direct and indirect Subsidiaries of the Borrower or Guarantors acquired, formed or otherwise in existence after the Closing Date and required to become a Guarantor pursuant to Section 5.27; provided, however, no SBIC Entity shall be a Guarantor until required pursuant to Section 5.27(d).
“Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.
“Hedge Counterparty” means BB&T or any Lender that provides the initial funding of any Revolver Commitment on the Closing Date or any Additional Lender that provides the funding of a Revolver Commitment on any Commitment Increase Date (but not any assignee of any of the foregoing Lenders) or any of their respective Affiliates, in each case solely until such Person has assigned all of its interests under this Agreement, that enters into a Hedging Agreement with the Borrower that is permitted by Section 5.34.
“Hedge Transaction” of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.34, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto in the form the Administrative Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.
“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedge Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Transactions and (iii) any and all renewals, extensions and modifications of any Hedge Transactions and any and all substitutions for any Hedge Transactions.

“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Initial Guarantors” means Main Street Capital Partners, LLC, a Delaware limited liability company, and Main Street Equity Interests, Inc., a Delaware corporation.
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Interest Coverage Ratio” means the ratio of Consolidated EBITDA to Consolidated Interest Expense.
“Interest Payment Date” means (a) with respect to any Base Rate Borrowing or Index Euro-Dollar Borrowing, the first day of each month and (b) with respect to any Tranche Euro-Dollar Borrowing, the last day of the Interest Period applicable to such Borrowing and, in the case of any Tranche Euro-Dollar Borrowing with an Interest Period that exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period.
“Interest Period” means: (i) with respect to each Tranche Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, third or, if available to Lenders, sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
(a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and
(c) no Interest Period may be selected that begins before the Termination Date and would otherwise end after the Termination Date.
(ii) with respect to each Base Rate Borrowing and each Index Euro-Dollar Borrowing, a calendar month (commencing on the first day of each calendar month and ending on the last day of each calendar month regardless of whether a Base Rate Borrowing or Index Euro-Dollar Borrowing is outstanding on either date); provided that:
(a) the initial Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings shall mean the period commencing on the Closing Date and ending October 31, 2008; and
(b) the last Interest Period applicable to Base Rate Borrowings and Index Euro-Dollar Borrowings under this Agreement shall end on the Termination Date.
“Internal Control Event” means a material weakness in, or fraud that involves management of the Borrower, which fraud has a material effect on the Borrower’s internal controls over public reporting.
“Investment” means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), (ii) purchase or acquisition of obligations or securities of such Person, (iii) capital contribution to such Person, (iv) loan or advance to such Person, (v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or (vii) by any other means.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Documents” means, with respect to any Portfolio Investment, any related loan agreement, security agreement, mortgage, assignment, all guarantees, note purchase agreement, intercreditor and/or subordination agreements, and UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Portfolio Investment and any related promissory note, including, without limitation, general or limited guaranties and, if requested by the Administrative Agent, for each Portfolio Investment secured by real property by a mortgage document, an Assignment of Mortgage, and for all Portfolio Investments with a promissory note, an assignment thereof (which may be by allonge), in blank, signed by an officer of the Borrower.
“Investment File” means, as to any Portfolio Investments, those documents that are delivered to or held by the Collateral Custodian pursuant to the Custodial Agreement.

“Investment Policies” means those investment objectives, policies and restrictions of the Borrower as in effect on the Closing Date as described in Borrower’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2008, each as filed with the Securities and Exchange Commission, and any modifications or supplements as may be adopted by the Borrower from time to time in accordance with this Agreement.
“Joinder Agreement” means a Joinder and Reaffirmation Agreement substantially in the form of Exhibit L.
“Lender” means each lender listed on the signature pages hereof as having a Revolver Commitment and their respective successors and assigns.
“Lending Office” means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.
“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Liquidity” means at any time the aggregate Cash and Cash Equivalents of the Borrower and the Guarantors.
“Loan” means any loan arising from the extension of credit to an Obligor by the Borrower in the ordinary course of business of the Borrower.
“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Hedging Agreements, any other document evidencing or securing the Advances, the Custodial Agreement, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Collateral Documents, the Hedging Agreements, the Advances, as such documents and instruments may be amended or supplemented from time to time.
“Loan Parties” means collectively the Borrower and each Guarantor that is now or hereafter a party to any of the Loan Documents.
“London InterBank Offered Rate” has the meaning set forth in Section 2.06(c).

“Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.
“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Loan Parties and any of their respective Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document or (d) the Collateral, or the Administrative Agent’s Liens for the benefit of the Secured Parties on the Collateral or the priority of such Liens.
“Material Contract” has the meaning given such term in Section 4.33.
“Minimum Liquidity Requirement” has the meaning given such term in Section 5.04.
“Mortgage” means, collectively the fee simple and leasehold mortgages, deeds of trust and deeds to secure debt by the Borrower, in form and content satisfactory to the Administrative Agent and in each case granting a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in Collateral constituting real property (including certain real property leases) and related personalty, as such documents may be amended, modified or supplemented from time to time.
“Mortgaged Property” means, collectively, the Mortgaged Property (as defined in the Mortgages) covering the Properties described on Schedule 1.01 — Mortgaged Property.
“Mortgaged Property Owner” means the owner of a fee simple title (or leasehold interest to the extent permitted under this Agreement) to a Mortgaged Property.
“Mortgaged Property Security Documents” means collectively, the Mortgages and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary grants or conveys to the Administrative Agent and the Secured Parties a Lien in, or any other Person acknowledges any such Lien in, real property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.
“Mortgaged Property Support Documents” means, for each Mortgaged Property, (i) the Title Policy pertaining thereto, (ii) surveys (unless the title insurance company will insure over the absence of survey), flood hazard certifications and environmental assessments thereof in form and substance satisfactory to Administrative Agent, prepared by recognized experts in their respective fields acceptable to the Administrative Agent, (iii) as to Mortgaged Properties located in a flood hazard area, flood hazard insurance, (iv) lessees’ estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, in form and substance satisfactory to the Administrative Agent, (v) opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, in form and substance satisfactory to the Administrative Agent, and (vi) such other documentation as the Administrative Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.
“Net Assets” means, at any time, the net assets of the Borrower and its Consolidated Subsidiaries that are Guarantors, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP. Notwithstanding the fact that the SBIC Entities are not Loan Parties, the SBIC Entities shall be included for purposes of calculating Net Assets.
“Net Offering Proceeds” means the proceeds received from (a) the issuance of any Capital Securities (or capital contribution with respect to Capital Securities) or (b) the incurrence of any Debt, in each case net of any reasonable and customary costs and expenses incurred directly in connection with such issuance or incurrence.
“Net Proceeds of Capital Securities/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or any Subsidiary of the Borrower in respect of the issuance of Capital Securities (including, without limitation, the aggregate amount of any and all Debt converted into Capital Securities), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or any Subsidiary directly in connection with the issuance of such Capital Securities.
“Notes” means collectively the Revolver Notes and any and all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof. “Note” means any one of such Notes.
“Notice of Borrowing” has the meaning set forth in Section 2.02.
“Notice of Continuation or Conversion” has the meaning set forth in Section 2.03.
“Obligations” means the collective reference to all of the following indebtedness obligations and liabilities: (a) the due and punctual payment by the Borrower of: (i) the principal of and interest on the Notes (including without limitation, any and all Revolver Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrower under this Agreement when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under this Agreement and the other Loan Documents to which the Borrower is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan

Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (c) the due and punctual payment (whether at the stated maturity, by acceleration or otherwise) of all obligations (including any and all Hedging Obligations arising under the Hedging Agreements and obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities of the Borrower, now existing or hereafter incurred under, arising out of or in connection with any and all Hedging Agreements and any renewals, modifications or extensions thereof (including, all obligations, if any, of the Borrower as guarantor under the Credit Agreement in respect of Hedging Agreements), and the due and punctual performance and compliance by the Borrower with all of the terms, conditions and agreements contained in any Hedging Agreement and any renewals, modifications or extensions thereof; (d) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Bank Products; (e) the due and punctual payment and performance of all indebtedness, liabilities and obligations of any one or more of the Borrower and Guarantors arising out of or relating to any Cash Management Services; and (f) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which they are or are to be a party and any and all renewals, modifications or extensions thereof, in whole or in part.
“Obligor” means, with respect to any Portfolio Investment, the Person or Persons obligated to make payments pursuant to such Portfolio Investment, including any guarantor thereof.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Officer’s Certificate” has the meaning set forth in Section 3.01(e).
“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.
“Organizational Action” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.
“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned to such term in clause (d) of Section 9.07.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Assignment Period” means the period commencing on the Closing Date and ending on the date that is 90 days after the Closing Date.
“Permitted Encumbrances” means Liens described in Section 5.13.
“Person” means a natural person, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a Governmental Authority.
“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.
“Pledge Agreement” means the Equity Pledge Agreement, dated as of the Closing Date, substantially in the form of Exhibit N, pursuant to which Borrower and, if applicable, Guarantors pledge to the Administrative Agent for the benefit of the Secured Parties, among other things, (i) all of the capital stock and equity interests of the Guarantors and of each other current or future Subsidiary of the Borrower and Guarantors except Foreign Subsidiaries and SBIC Entities (except as required pursuant to Section 5.27(d)); and (ii) sixty-five percent (65%) of the capital stock and equity interests of each current or future Foreign Subsidiary.
“Portfolio Investment” means an investment made by the Borrower in the ordinary course of business and consistent with the Investment Policies in a Person that is accounted for under GAAP as a portfolio investment of the Borrower.
“Prepayment Event” means the issuance by the Borrower or any of its Subsidiaries of any Capital Securities (other than to an SBIC Entity or a Loan Party), or the receipt by the Borrower or any of its Subsidiaries (other than an SBIC Entity or a Loan Party) of any capital contribution or the issuance of any Debt by the Borrower or any of its Subsidiaries (other than an SBIC Entity).

“Pre-Positioned Investment” means any Investment that will be funded with the proceeds of an Advance hereunder and which is designated by the Borrower in writing to the Administrative Agent as a “Pre-Positioned Investment”.
“Prime Rate” refers to that interest rate so denominated and set by BB&T from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by BB&T. BB&T lends at interest rates above and below the Prime Rate. The Prime Rate is not necessarily the lowest or best rate charged by BB&T to its customers or other banks.
“Proceeds” shall have the meaning given to it under the U.C.C. (as defined in the Security Agreement) and shall include without limitation the collections and distributions of Collateral, cash or non-cash.
“Properties” means all real property owned, leased or otherwise used or occupied by a Loan Party or any Subsidiary of a Loan Party, wherever located. “Property” means any one of such Properties.
“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.
“Receivables” shall have the meaning assigned to the term “Accounts” in the Security Agreement.
“Redeemable Preferred Securities” of any Person means any preferred stock or similar Capital Securities (including, without limitation, limited liability company membership interests and limited partnership interests) issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.
“Register” has the meaning set forth in Section 9.07(c).
“Related Fund” means, with respect to any Lender that is a fund that invests in lender loans, any other fund that invests in lender loans and is advised or managed by the same investment advisor as such Lender.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Related Property” means, with respect to any Portfolio Investment, any property or other assets of the Obligor thereunder pledged or purported to be pledged as collateral to secure the repayment of such Portfolio Investment.
“Required Lenders” means at any time Lenders having at least 66-2/3% of the aggregate amount of the Revolver Commitments or, if the Revolver Commitments are no longer in effect, Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Revolver Notes.

“Responsible Officer” means, as to any Person, the president, chief executive officer, chief financial officer, senior vice president, vice president, senior managing director or treasurer of such Person.
“Restricted Payment” means (i) any dividend or other distribution on any shares of the Borrower’s Capital Securities (except dividends payable solely in shares of its Capital Securities); (ii) any payment of management, consulting, advisory or similar fees; or (iii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower’s Capital Securities (except shares acquired upon the conversion thereof into other shares of its Capital Securities) or (b) any option, warrant or other right to acquire shares of the Borrower’s Capital Securities.
“Restrictive Provisions” has the meaning set forth in Section 5.27(d).
“Revolver Advance” means an advance made to the Borrower under this Agreement pursuant to Section 2.01. A Revolver Advance is a Tranche Euro-Dollar Advance if such Revolver Advance has an Interest Period described in subsection (1) of the definition of Interest Period. A Revolver Advance is an Index Euro-Dollar Advance if such Revolver Advance is a Euro-Dollar Advance and has an Interest Period described in subsection (2) of the definition of Interest Period.
“Revolver Commitment” means, with respect to each Lender, (i) the amount set forth opposite the name of such Lender on the signature pages hereof, or (ii) as to any Lender which enters into an Assignment and Assumption (whether as transferor Lender or as assignee thereunder), the amount of such Lender’s Revolver Commitment after giving effect to such Assignment and Assumption, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.
“Revolver Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Revolver Advances, together with all amendments, consolidations, modifications, renewals, substitutions and supplements thereto or replacements thereof and “Revolver Note” means any one of such Revolver Notes.
“RIC” or “regulated investment company” shall mean an investment company or business development company that qualifies for the special tax treatment provided for by subchapter M of the Code.
“Sale/Leaseback Transaction” means any arrangement with any Person providing, directly or indirectly, for the leasing by any Loan Party or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by any Loan Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Loan Party or such Subsidiary.

“Sanctioned Entity” shall mean (i) a country or a government of a country, (ii) an agency of the government of a country, (iii) an organization directly or indirectly controlled by a country or its government, (iv) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.
“SBIC Entities” means each of Main Street Mezzanine Fund, LP and Main Street Mezzanine Management, LLC and any future “small business investment company” owned, directly or indirectly, by Borrower that is governed by the Restricted Provisions.
“Secured Parties” shall mean collectively: (1) the Administrative Agent in its capacity as such under this Agreement, the Collateral Documents and the other Loan Documents; (2) the Lenders, (3) the Hedge Counterparties in their capacity as such under the Hedging Agreements; (4) any Bank Product Bank or Cash Management Bank; and (5) except as otherwise provided in the definitions of “Bank Products”, “Cash Management Services” and “Hedging Counterparties,” the successors and assigns of the foregoing.
“Security Agreement” means the General Security Agreement, substantially in the form of Exhibit M, by and between the Borrower, the Guarantors and the Administrative Agent for the benefit of the Secured Parties to be executed and delivered in connection herewith.
“Special Purpose Subsidiary” shall mean any single purpose Subsidiary created for the purpose of holding specific assets.
“Subsidiary” of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided however, the term “Subsidiary” shall not include any Person that constitutes an investment made by the Borrower or a Subsidiary in the ordinary course of business and consistently with the Investment Policies in a Person that is accounted for under GAAP as a portfolio investment of the Borrower. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earlier to occur of (i) October 24, 2011, (ii) the date the Revolver Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Revolver Commitments entirely pursuant to Section 2.09.

“Third Parties” means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower’s business and on a temporary basis.
“Title Policy” means with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Administrative Agent may reasonably require) issued to the Administrative Agent in respect of such Mortgaged Property by an insurer selected by the Administrative Agent, insuring (in an amount satisfactory to the Administrative Agent) the Lien of the Administrative Agent for the benefit of the Secured Parties on such Mortgaged Property to be duly perfected and first priority, subject only to such exceptions as shall be acceptable to the Administrative Agent.
“Total Unused Revolver Commitments” means at any date, an amount equal to: (A) the aggregate amount of the Revolver Commitments of all of the Lenders at such time, less (B) the sum of the aggregate outstanding principal amount of the Revolver Advances of all of the Lenders at such time.
“Treasury Revolving Credit Agreement” means the Treasury Secured Revolving Credit Agreement dated December 31, 2007, by and among the Borrower, the initial guarantor named therein, the banks and financial institutions from time to time party thereto as lenders and BB&T as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the Cash and Cash Equivalents of Borrower to the extent that such Cash and Cash Equivalents (a) are free and clear of all Liens (other than Liens permitted under Section 5.13(k)), any legal or equitable claim or other interest held by any other Person, and any option or right held by any other Person to acquire any such claim or other interest, (b) are not subject to any restriction pursuant to any provision of any outstanding Capital Securities issued by any Person or of any Material Contract to which it is a party or by which it or any of its property is bound (other than the Loan Documents) and (c) are the subject of a control agreement that creates a valid and perfected first-priority security interest in and lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Unused Commitment” means at any date, with respect to any Lender, an amount equal to its Revolver Commitment less the sum of the aggregate outstanding principal amount of the sum of its Revolver Advances.
“Value”, as to any Portfolio Investment, means the fair value of such Investment, determined in accordance with, the Investment Company Act and any orders of the Securities and Exchange Commission by the Board of Directors of the Borrower in its good faith judgment and consistent with past practices as described in the Borrower’s 2007 annual report on Form 10-K filed with the Securities and Exchange Commission, including consideration of valuation procedures of Duff & Phelps, LLC or another third-party valuation firm selected by the Borrower and reasonably acceptable to the Administrative Agent, and as approved by the Administrative Agent in its reasonable credit judgment; provided, however, that notwithstanding the foregoing, for purposes of calculating the Borrowing Base, no single Portfolio Investment shall be deemed to have a Value in excess of $10,000,000.

“Voting Stock” means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to cast votes in any election of any corporate directors (or Persons performing similar functions).
“Wholly Owned Subsidiary” means any Subsidiary all of the Capital Securities of which are at the time directly or indirectly owned by the Borrower.
SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent for distribution to the Lenders, unless with respect to any such change concurred in by the Borrower’s independent public accountants or required or permitted by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).
SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.
SECTION 1.04. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (g) titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

ARTICLE II
THE CREDIT
SECTION 2.01. Commitments to Make Advances. Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolver Advances to the Borrower from time to time before the Termination Date; provided that, immediately after each such Revolver Advance is made, the aggregate outstanding principal amount of Revolver Advances by such Lender shall not exceed the amount of the Revolver Commitment of such Lender at such time, provided further that the aggregate principal amount of all Revolver Advances shall not exceed the: lesser of: (1) the Borrowing Base; and (2) the aggregate amount of the Revolver Commitments of all of the Lenders at such time. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate amount of the Total Unused Revolver Commitments) and shall be made from the several Lenders ratably in proportion to their respective Revolver Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Revolver Advances and reborrow under this Section 2.01 at any time before the Termination Date.
SECTION 2.02. Method of Borrowing Advances.
(a) The Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit A (a “Notice of Borrowing”) prior to (i) 12:00 P.M. (Eastern time) at least one Domestic Business Day before each Base Rate Borrowing, and each Index Euro-Dollar Borrowing, and (ii) 11:00 A.M. (Eastern time) at least three (3) Euro-Dollar Business Days before each Tranche Euro-Dollar Borrowing, specifying:
(i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or Index Euro-Dollar Borrowing and a Euro-Dollar Business Day in the case of a Tranche Euro-Dollar Borrowing,
(ii) the aggregate amount of such Borrowing,
(iii) whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances and
(iv) in the case of a Tranche Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.
(c) Not later than 11:00 A.M. (Eastern time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in or specified pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will disburse the funds so received from the Lenders to the Borrower.
(d) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.
(e) In the event that a Notice of Borrowing fails to specify whether the Revolver Advances comprising such Borrowing are to be Base Rate Advances, Tranche Euro-Dollar Advances or Index Euro-Dollar Advances, such Revolver Advances shall be made as Base Rate Advances. If the Borrower is otherwise entitled under this Agreement to repay any Revolver Advances maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Revolver Advances using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Revolver Advances mature in an amount equal to the principal amount of the Revolver Advances so maturing, and the Revolver Advances comprising such new Borrowing shall be Base Rate Advances.
(f) Notwithstanding anything to the contrary contained herein, there shall not be more than five (5) Interest Periods outstanding at any given time; provided that for purposes of this Section 2.02(f), neither Base Rate Advances nor Index Euro-Dollar Advances shall be deemed to have an outstanding Interest Period.
SECTION 2.03. Continuation and Conversion Elections. By delivering a notice (a “Notice of Continuation or Conversion”), which shall be substantially in the form of Exhibit C, to the Administrative Agent on or before 12:00 P.M., Eastern time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Tranche Euro-Dollar Advances outstanding), the Borrower may from time to time irrevocably elect, by notice one Domestic Business Day prior in the case of a continuation of or conversion to Base Rate Advances or Index Euro-Dollar Advances or three (3) Euro-Dollar Business Days prior in the case of a continuation of or conversion to Tranche Euro-Dollar Advances, that all, or any portion in an aggregate principal amount of $1,000,000 or any larger integral multiple of $100,000 be, (i) in the case of Base Rate Advances, converted into Euro-Dollar Advances or (ii) in the case of Euro-Dollar Advances, converted into Base Rate Advances or continued as Euro-Dollar Advances; provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Revolver Advances of all Lenders that have made such Revolver Advances, and (y) no portion of the outstanding principal amount of any Revolver Advances may be continued as, or be converted into, any Tranche Euro-Dollar Advance when any Default has occurred and is continuing. In the absence of delivery of a Notice of Continuation or Conversion with respect to any Tranche Euro-Dollar Advance at least three (3) Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Tranche Euro-Dollar Advance shall, on such last day, automatically convert to a Base Rate Advance.

SECTION 2.04. Notes. The Revolver Advances of each Lender shall be evidenced by a single Revolver Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender’s Revolver Commitment. Upon receipt of each Lender’s Note pursuant to Section 3.01, the Administrative Agent shall deliver such Note to such Lender. Each Lender shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Advance made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Lender’s Note; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.
SECTION 2.05. Maturity of Advances. Each Revolver Advance included in any Borrowing shall mature, and the principal amount thereof, together with all accrued unpaid interest thereon, shall be due and payable on the Termination Date.
SECTION 2.06. Interest Rates.
(a) “Applicable Margin” means (a) with respect to any Base Rate Advance, 0.75% and (b) with respect to any Euro-Dollar Advance, 2.75%.
(b) Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date while such Base Rate Advance is outstanding and on the date such Base Rate Advance is converted to a Tranche Euro-Dollar Advance or repaid. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.
(c) Each Euro-Dollar Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of: (1) the Applicable Margin, plus (2) the applicable Adjusted London InterBank Offered Rate for such Interest Period. Such interest shall be payable on each applicable Interest Payment Date. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Advance shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

The “London InterBank Offered Rate” applicable to any Euro-Dollar Advance means for the Interest Period of such Euro-Dollar Advance the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Advance offered for a term comparable to such Interest Period, which rate appears on the display designated as Reuters Screen LIBOR01 Page (or such other successor page as may replace Reuters Screen LIBOR01 Page or such other service or services as may be nominated by the British Banker’s Association for the purpose of displaying London InterBank Offered Rates for U.S. dollar deposits) determined as of 11:00 a.m. London, England time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the “London InterBank Offered Rate” for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Advance.
“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Advance is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London InterBank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.
(d) The Administrative Agent shall determine each interest rate applicable to the Advances hereunder in accordance with the terms of this Agreement. The Administrative Agent shall give prompt notice to the Borrower and the Lenders by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
(e) After the occurrence and during the continuance of an Event of Default (other than an Event of Default under Sections 6.01(g) or (h)), the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Lenders elect to do so, (i) any overdue principal of and, to the extent permitted by law, overdue interest on the Advances shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate, and (ii) after the occurrence and during the continuance of an Event of Default described in Section 6.01(g) or 6.01(h), the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest payable on demand for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.07. Fees.
(a) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender an unused commitment fee equal to the product of: (i) the aggregate of the daily average amounts of such Lender’s Unused Commitment, times (ii) a per annum percentage equal to 0.375%. Such unused commitment fee shall accrue from but not including the Closing Date to and including the Termination Date. Unused commitment fees shall be determined quarterly in arrears and shall be payable on each Quarterly Payment Date and on the Termination Date; provided that should the Revolver Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid fee shall be paid on the date of such termination.
(b) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent’s Letter Agreement.
SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Day’s irrevocable notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $100,000, the Revolver Commitments; provided, however: (1) each termination or reduction, as the case may be, shall be permanent and irrevocable; (2) no such termination or reduction shall be in an amount greater than the Total Unused Revolver Commitments on the date of such termination or reduction; and (3) no such reduction pursuant to this Section 2.08 shall result in the aggregate Revolver Commitments of all of the Lenders being reduced to an amount less than $15,000,000, unless the Revolver Commitments are terminated in their entirety, in which case all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination. Each reduction shall be made ratably among the Lenders in accordance with their respective Revolver Commitments.
SECTION 2.09. Termination of Commitments. The Revolver Commitments shall terminate on the Termination Date and any Revolver Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.
SECTION 2.10. Optional Prepayments.
(a) The Borrower may, upon at least one (1) Domestic Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing or Index Euro-Dollar Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger integral multiple of $100,000 (or any lesser amount equal to the outstanding balance of such Advance), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Advances and Index Euro-Dollar Advances of the several Lenders included in such Base Rate Borrowing or Index Euro-Dollar Borrowing, as the case may be.

(b) Subject to any payments required pursuant to the terms of Article VIII for such Tranche Euro-Dollar Borrowing, the Borrower may, upon at least three (3) Domestic Business Day’s prior written notice, prepay in minimum amounts of $1,000,000 with additional increments of $100,000 (or any lesser amount equal to the outstanding balance of such Advances) all or any portion of the principal amount of any Tranche Euro-Dollar Borrowing prior to the maturity thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and such payments required pursuant to the terms of Article VIII. Each such optional prepayment shall be applied to prepay ratably the Tranche Euro-Dollar Advances of the several Lenders included in such Tranche Euro-Dollar Borrowing.
(c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.
SECTION 2.11. Mandatory Prepayments.
(a) On each date on which the Revolver Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Revolver Advances, if any (together with interest accrued thereon and any amount due under Section 8.05), as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolver Advances does not exceed the aggregate amount of the Revolver Commitments as then reduced. Each such payment or prepayment shall be applied ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (i) first, to Base Rate Advances; (ii) second, to Index Euro-Dollar Advances; and (iii) lastly, to Tranche Euro-Dollar Advances.
(b) In the event that the aggregate principal amount of all Revolver Advances at any one time outstanding shall at any time exceed the aggregate amount of the Revolver Commitments of all of the Lenders at such time, the Borrower shall immediately repay so much of the Revolver Advances as is necessary in order that the aggregate principal amount of the Revolver Advances thereafter outstanding, shall not exceed the aggregate amount of the Revolver Commitments of all of the Lenders at such time. Each such payment or prepayment shall be applied ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (i) first, to Base Rate Advances; (ii) second, to Index Euro-Dollar Advances; and (iii) lastly, to Tranche Euro-Dollar Advances.
(c) In the event that the aggregate principal amount of all Advances at any one time outstanding shall at any time exceed the Borrowing Base, the Borrower shall immediately repay so much of the Advances as is necessary in order that the aggregate principal amount of the Advances thereafter outstanding shall not exceed the Borrowing Base.

(d) If at any time the Borrower is not in compliance with the Minimum Liquidity Requirement, the Borrower shall immediately repay so much of the Revolver Advances as is necessary in order that, after giving effect to such repayment, the Minimum Liquidity Requirement is satisfied. Each such payment or prepayment shall be applied ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (i) first, to Base Rate Advances, and (ii) lastly to Euro-Dollar Advances.
(e) If at any time (i) the Administrative Agent on behalf of the Secured Parties does not own or have a valid and perfected first priority security interest in any Eligible Portfolio Investment or (ii) any representation or warranty with respect to any Eligible Portfolio Investment included in the Borrowing Base is not true and correct, then upon the earlier of the Borrower’s receipt of notice from the Administrative Agent or the Borrower becoming aware thereof, the Borrower shall either (x) repay the Advances outstanding (together with any amounts owing under Article VIII relating to such repayment) to the extent required by Section 2.11(c) after giving effect to the exclusion of such ineligible Portfolio Investment from the Borrowing Base, or (y) substitute an Eligible Portfolio Investment for such ineligible Portfolio Investment; provided that no such substitution shall be permitted unless (1) such substitute Portfolio Investment is an Eligible Portfolio Investment on the date of substitution, (2) the Value of the substitute Portfolio Investment is equal to or greater than the ineligible Portfolio Investment, (3) all representations and warranties of the Borrower contained in Article IV shall be true and correct as of the date of substitution, (4) all actions or additional actions (if any) necessary to perfect the security interest of the Administrative Agent in such substitute Portfolio Investment and related Collateral shall have been taken as of or prior to the date of substitution and (4) the Borrower shall deliver to the Administrative Agent on the date of such substitution (A) a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date and (B) a Borrowing Base Certification Report (including a calculation of Borrowing Base after giving effect to such substitution).
(f) Upon the occurrence of any Prepayment Event, the Borrower shall immediately repay the Obligations in an amount equal to 75% of the Net Offering Proceeds in respect of such Prepayment Event, on the Domestic Business Day of receipt thereof. Any such payment or prepayment shall be applied ratably to the Revolver Advances of the several Lenders outstanding on the date of payment or prepayment in the following order or priority: (i) first, to Base Rate Advances; (ii) second, to Index Euro-Dollar Advances; and (iii) lastly, to Tranche Euro-Dollar Advances. Notwithstanding the foregoing, to the extent that the amount to be repaid under this Section 2.11(f) is less than the undrawn amount of the Borrowing Base, no such repayment shall be required.
(g) Any repayment or prepayment made pursuant to this Section shall not affect the Borrowers’ obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Hedging Agreement.

SECTION 2.12. General Provisions as to Payments.
(a) The Borrower shall make each payment of principal of, and interest on, the Revolver Advances and of fees hereunder without any set off, counterclaim or any deduction whatsoever, not later than 12:00 P.M. (Eastern time) on the date when due, in Federal or other funds immediately available in Winston-Salem, North Carolina, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.
(b) Whenever any payment of principal of, or interest on, the Base Rate Advances or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Advances shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(c) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(d) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation
(e) Taxes.
(i) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(ii) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (i) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(iii) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(iv) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(v) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(A) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(B) duly completed copies of Internal Revenue Service Form W-8ECI,
(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
(D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(vi) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
SECTION 2.13. Computation of Interest and Fees. Interest on the Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Utilization fees, unused commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.14. Increase in Commitments.
(a) The Borrower shall have the right, at any time prior to the date that is one hundred eighty (180) days prior to the Termination Date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Revolver Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Revolver Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Revolver Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof, provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $10,000,000, (ii) immediately after giving effect to any Commitment Increase, (y) the aggregate Revolver Commitments shall not exceed $75,000,000 and (z) the aggregate of all Commitment Increases effected shall not exceed $45,000,000, (iii) no Default or Event of Default shall have occurred and be continuing on the applicable Commitment Increase Date (as hereinafter defined) or shall result from any Commitment Increase, (iv) immediately after giving effect to any Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower shall be in compliance with the covenants contained in Article V, (v) no Commitment Increase shall be effective until the Required Lenders shall have consented to such Commitment Increase in writing which consent may be withheld or granted in the sole discretion of the Required Lenders; provided that: (1) no consent to a Commitment Increase shall be construed to obligate any Lender to participate as a Lender in such Commitment Increase; and (2) in evaluating whether to consent to such Commitment Increase, the Required Lenders shall be permitted to consider any and all matters as the Required Lenders deem appropriate, and (vi) the Borrower shall give the existing Lenders the right of first refusal for participating in any such Commitment Increase by providing such notice to the Administrative Agent ten (10) Domestic Business Days before executing a commitment with any Person that is not already a Lender. An existing Lender shall have priority over Additional Lenders to participate in such requested Commitment Increase if such existing Lender provides written notice of its election to participate within ten (10) Domestic Business Days of such existing Lender’s receipt of such notice. Such notice from the Borrower shall specify the requested amount of the Commitment Increase. No Lender shall have any obligation to become an Increasing Lender and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender. Other than fees payable under the Administrative Agent’s Letter Agreement, which shall be paid in accordance with its terms, any fees paid by the Borrower for a Commitment Increase to an Increasing Lender, an Additional Lender, the Administrative Agent or BB&T, as arranger, shall be for their own account and shall be in an amount, if any, mutually agreed upon by each such party and the Borrower, in each party’s sole discretion.
(b) Each Additional Lender must qualify as an Eligible Assignee (the selection of which shall include the prior approval of the Administrative Agent). The Borrower and each Additional Lender shall execute a joinder agreement, and the Borrower and each Lender shall execute all such other documentation as the Administrative Agent and the Borrowers may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, to evidence the Revolver Commitment adjustments referred to in Section 2.14(e); provided that the failure of any Lender that is not an Additional Lender or an Increasing Lender to execute any such documentation shall not impair the ability of the Additional Lenders, the Increasing Lenders and the Borrower to effect a Commitment Increase pursuant to this Section 2.14.
(c) If the aggregate Revolver Commitments are increased in accordance with this Section 2.14, the Borrower (in consultation with the Administrative Agent), Increasing Lender(s) (if any) and Additional Lender(s) (if any) shall agree upon the effective date (the “Commitment Increase Date,” which shall be a Domestic Business Day not less than thirty (30) days prior to the Termination Date). The Administrative Agent shall promptly notify the Lenders of such increase and the Commitment Increase Date.

(d) Notwithstanding anything set forth in this Section 2.14 to the contrary, the Borrower shall not incur any Revolver Advances pursuant to any Commitment Increase (and no Commitment Increase shall be effective) unless the conditions set forth in Section 2.14(a) as well as the following conditions precedent are satisfied on the applicable Commitment Increase Date:
(i) The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:
(A) a supplement to this Agreement signed by the Required Lenders and each other Lender committing to the Commitment Increase, setting forth the reallocation of Commitments referred to in Section 2.14(e), all other documentation required by the Administrative Agent pursuant to Section 2.14(b) and such other modifications, documents or items as the Administrative Agent, the Lenders or their counsel may reasonably request;
(B) an instrument, duly executed by the Borrower and each Guarantor acknowledging and reaffirming its obligations under this Agreement, the Collateral Documents, and the other Loan Documents to which it is a party;
(C) a certificate of the secretary or an assistant secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to such Commitment Increase;
(D) a certificate of the Chief Financial Officer or another Responsible Officer of the Borrower, certifying that (x) as of the Commitment Increase Date, all representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (y) immediately after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower is in compliance with the covenants contained in Article V, and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof);
(E) an opinion or opinions of counsel for the Borrower and the Guarantors, in a form satisfactory to Administrative Agent and covering such matters as Administrative Agent may reasonably request, addressed to the Administrative Agent and the Lenders, together with such other documents, instruments and certificates as the Administrative Agent shall have reasonably requested; and
(F) such other documents or items that the Administrative Agent, the Lenders or their counsel may reasonably request.

(ii) In the case of any Borrowing of Revolver Advances in connection with such Commitment Increase for the purpose of funding an Acquisition, the applicable conditions set forth in this Agreement with respect to Acquisitions shall have been satisfied.
(e) On the Commitment Increase Date, (i) the aggregate principal outstanding amount of the Revolver Advances (the “Initial Advances”) immediately prior to giving effect to the Commitment Increase shall be deemed to be repaid, (ii) immediately after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings of Revolver Advances (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Advances and of the types and for the Interest Periods specified in a Notice of Borrowing delivered to the Administrative Agent in accordance with Section 2.01, (iii) each Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s pro rata percentage (calculated without giving effect to the Commitment Increase) of the Initial Advances and (z) such Lender’s pro rata percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Revolver Commitments (calculated after giving effect to the Commitment Increase), (vi) the Borrower shall pay all accrued but unpaid interest on the Initial Advances to the Lenders entitled thereto, and (vii) the signature pages hereto shall be deemed amended to reflect the Revolver Commitments of all Lenders after giving effect to the Commitment Increase. The deemed payments made pursuant to clause (i) above in respect of each Tranche Euro-Dollar Advance shall be subject to indemnification by the Borrower pursuant to the provisions of Section 8.05 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.
ARTICLE III
CONDITIONS TO BORROWINGS
SECTION 3.01. Conditions to Closing and First Borrowing. The obligation of each Lender to make an Advance on the Closing Date is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:
(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;
(b) receipt by the Administrative Agent of a duly executed Revolver Note for the account of each Lender, complying with the provisions of Section 2.04;

(c) receipt by the Administrative Agent of an opinion of counsel to the Loan Parties, dated as of the Closing Date (or in the case of an opinion delivered pursuant to Section 5.27 hereof such later date as specified by the Administrative Agent) in a form satisfactory to Administrative Agent and covering such matters set forth in Exhibit F hereto and such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;
(d) receipt by the Administrative Agent of a certificate (the “Closing Certificate”), dated the date of the first Borrowing, substantially in the form of Exhibit G hereto, signed by a chief financial officer or other authorized officer of each Loan Party, to the effect that, to his knowledge, (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Loan Parties contained in Article IV are true on and as of the date of the first Borrowing hereunder;
(e) receipt by the Administrative Agent of all documents which the Administrative Agent or any Lender may reasonably request relating to the existence of each Loan Party, the authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of each Loan Party (the “Officer’s Certificate”), signed by the Secretary, an Assistant Secretary, a member, manager, partner, trustee or other authorized representative of the respective Loan Party, substantially in the form of Exhibit H hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the respective Loan Party, authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Loan Party’s Organizational Documents; (ii) the Loan Party’s Operating Documents; (iii) if applicable, a certificate of the Secretary of State of such Loan Party’s state of organization as to the good standing or existence of such Loan Party, and (iv) the Organizational Action, if any, taken by the board of directors of the Loan Party or the members, managers, trustees, partners or other applicable Persons authorizing the Loan Party’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Loan Party is a party;
(f) completion of due diligence to the satisfaction of the Administrative Agent with respect to the Borrower and its Subsidiaries, including but not limited to review of the Investment Policies, risk management procedures, accounting policies, systems integrity, compliance, management and organizational structure and the loan and investment portfolio of the Borrower and its Subsidiaries;
(g) the Security Agreement and the other Collateral Documents, each in form and content satisfactory to the Administrative Agent shall have been duly executed by the applicable Loan Parties and such documents shall have been delivered to the Administrative Agent and shall be in full force and effect and each document (including each UCC financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties, upon filing, recording or possession by the Administrative Agent, as the case may be, a valid, legal and perfected first-priority security interest in and lien on the Collateral described in the Collateral Documents shall have been delivered to the Administrative Agent; Borrower shall also deliver or cause to be delivered the certificates (with undated stock powers executed in blank) for all shares of stock or other equity interests pledged to the Administrative Agent for the benefit of Lenders pursuant to the Pledge Agreement;

(h) the Administrative Agent shall have received the results of a search of the UCC filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the Loan Parties are organized, the chief executive office of each such Person is located, any offices of such persons in which records have been kept relating to Collateral described in the Collateral Documents and the other jurisdictions in which UCC filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens other than Permitted Encumbrances indicated in any such financing statement (or similar document) have been released or subordinated to the satisfaction of Administrative Agent;
(i) receipt by the Administrative Agent of a Borrowing Base Certification Report, dated as of the date of the initial Notice of Borrowing and satisfactory in all respects to the Administrative Agent;
(j) the Borrower shall have utilized at least 85% of the Net Offering Proceeds received in respect of its initial public offering;
(k) the Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Administrative Agent’s Letter Agreement to be paid as of such date, and shall have reimbursed the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Loan Documents, including the reasonable legal, audit and other document preparation costs incurred by the Administrative Agent; and
(l) such other documents or items as the Administrative Agent, the Lenders or their counsel may reasonably request.
SECTION 3.02. Conditions to All Borrowings. The obligation of each Lender to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:
(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, together with a Borrowing Base Certification Report dated as of the date of delivery and satisfactory in all respects to the Administrative Agent;
(b) receipt by the Administrative Agent of such documentation as the Administrative Agent shall reasonably require confirming that the Borrower shall be in compliance with the Minimum Liquidity Requirement;

(c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;
(d) the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement and the other representations and warranties contained in the Loan Documents shall be true, on and as of the date of such Borrowing (except to the extent that any such representations and warranties speak as to a specific date, in which case such representations and warranties shall be true as of such date);
(e) the fact that, immediately after such Borrowing: (A) the aggregate outstanding principal amount of the Revolver Advances of each Lender will not exceed the amount of its Revolver Commitment and (B) the aggregate outstanding principal amount of the Revolver Advances will not exceed the aggregate amount of the Revolver Commitments of all of the Lenders as of such date;
(f) with respect to each Pre-Positioned Investment that is funded with the proceeds of such Advance, the Administrative Agent and the Collateral Custodian shall have received a faxed copy of the executed note evidencing such Pre-Positioned Investment, and, if requested in writing by the Administrative Agent, the Administrative Agent shall have received a copy of the credit analysis, underwriting materials and any similar document previously prepared by the Borrower in connection with its investment decision in such Pre-Positioned Investment; and
(g) the fact that, immediately after such Borrowing the aggregate outstanding principal amount of the Revolver Advances will not exceed the lesser of: (A) the aggregate amount of the Revolver Commitments of all of the Lenders as of such date; and (B) the Borrowing Base.
Each Borrowing and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (c), (d) and (e) of this Section.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower and Guarantors represent and warrant that:
SECTION 4.01. Existence and Power. The Borrower is a corporation, and each Guarantor is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.02. Organizational and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, the Collateral Documents and the other Loan Documents to which such Loan Party is a party (i) are within such Loan Party’s organizational powers, (ii) have been duly authorized by all necessary Organizational Action, (iii) require no action by or in respect of, or filing with, any Governmental Authority that has not been obtained or made when required, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents and Operating Documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations).
SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Loan Parties enforceable in accordance with its terms, and the Notes, the Collateral Documents and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Loan Parties party to such Loan Document enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.
SECTION 4.04. Financial Information.
(a) The audited consolidated balance sheet of the Borrower as of December 31, 2007 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by Grant Thornton LLP, copies of which have been delivered to the Administrative Agent for delivery to each of the Lenders, and the unaudited consolidated financial statements of the Borrower for the interim period ended June 30, 2008, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.
(b) Since December 31, 2007 there has been no event, act, condition or occurrence having a Material Adverse Effect.
SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Loan Parties threatened, against or affecting the Loan Parties or any of their respective Subsidiaries before any court or arbitrator or any Governmental Authority which in any manner draws into question the validity or enforceability of, or could impair the ability of the Loan Parties to perform their respective obligations under, this Agreement, the Notes, the Collateral Documents or any of the other Loan Documents.
SECTION 4.06. Compliance with ERISA.
(a) The Loan Parties and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

(b) Neither the Loan Parties nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.
(c) The assets of the Loan Parties or any Subsidiary of any Loan Party do not and will not constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Code.
SECTION 4.07. Payment of Taxes. There have been filed on behalf of the Loan Parties and their respective Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Loan Parties or any Subsidiary have been paid other than those being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Person has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate. No Loan Party has been given or been requested to give a waiver of the statute of limitation relating to the payment of Federal, state, local or foreign taxes.
SECTION 4.08. Subsidiaries. Each of the Subsidiaries (other than any Foreclosed Subsidiary) of each Loan Party is a corporation, a limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule 4.08 and as set forth in any Compliance Certificate provided to the Administrative Agent and Lenders pursuant to Section 5.01(c) after the Closing Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization.
SECTION 4.09. Investment Company Act, Etc. Neither the Borrower nor any of its Affiliates is a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended. The Borrower qualifies as an RIC and is an “investment company” that has elected to be a “business development company” as defined in Section 2(a)(48) of the Investment Company Act and is subject to regulation as such under the Investment Company Act including Section 18, as modified by Section 61, of the Investment Company Act. The business and other activities of the Borrower, including but not limited to, the making of the Advances by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents to which the Borrower is a party do not result in any violations, with respect to the Borrower, of the provisions of the Investment Company Act or any rules, regulations or orders issued by the Securities and Exchange Commission thereunder.

SECTION 4.10. All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Loan Parties of this Agreement and any Loan Document to which any Loan Party is a party, have been obtained.
SECTION 4.11. Ownership of Property; Liens. Each of the Loan Parties and their respective Subsidiaries has title or the contractual right to possess its properties sufficient for the conduct of its business and none of such properties is subject to any Lien except as permitted in Section 5.13.
SECTION 4.12. No Default. No Loan Party nor any of their respective Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound. No Default or Event of Default has occurred and is continuing.
SECTION 4.13. Full Disclosure. The Loan Parties have disclosed to the Lenders in writing any and all facts which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 4.14. Environmental Matters.
(a) No Loan Party nor any Subsidiary of a Loan Party is subject to any Environmental Liability which would reasonably be expected to have a Material Adverse Effect and no Loan Party nor any Subsidiary of a Loan Party has been designated as a potentially responsible party under CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.
(b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Loan Parties, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business of such Loan Party or Subsidiary of a Loan Party in compliance with all applicable Environmental Requirements.
(c) The Loan Parties, and each of their respective Subsidiaries, has procured all Environmental Authorizations necessary for the conduct of the business contemplated on such Property, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and the Loan Party’s, and each of their respective Subsidiary’s, respective businesses.
SECTION 4.15. Compliance with Laws. Each Loan Party and each Subsidiary of a Loan Party is in compliance with all applicable laws, including, without limitation, all Environmental Laws and all regulations and requirements of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (including with respect to timely filing of reports).

SECTION 4.16. Capital Securities. All Capital Securities, debentures, bonds, notes and all other securities of each Loan Party and their respective Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws. The issued shares of Capital Securities of each of the Loan Party’s respective Subsidiaries are owned by the Loan Parties free and clear of any Lien or adverse claim.
SECTION 4.17. Margin Stock. No Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System. Following the application of the proceeds from each Advance, not more than 25% of the value of the assets, either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis, will be “Margin Stock.”
SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Advances under this Agreement, no Loan Party will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or Section 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

SECTION 4.19. Collateral Documents. Upon execution by the applicable Loan Parties, the Collateral Documents shall be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, securing the Obligations, and, upon (i) the filing of one or more UCC financing statements in the appropriate jurisdictions, (ii) delivery of the certificates evidencing shares of stock, membership interests and other equity interests and delivery of the original notes and other instruments representing debt or other obligations owing to the Loan Parties to the Collateral Custodian as bailee for the Administrative Agent and (iii) execution and delivery of control agreements in the form attached hereto as Exhibit I or otherwise acceptable to the Administrative Agent, the Administrative Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the applicable Loan Parties, in such Collateral and the proceeds thereof that can be perfected upon filing of one or more UCC financing statements and execution and delivery of such equity interests, notes and other instruments and such control agreements, in each case prior and superior in any right to any other Person. The representations and warranties of the Loan Parties contained in the Collateral Documents are true and correct.
SECTION 4.20. Labor Matters. There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Subsidiary of any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payment made to employees of the Loan Parties and each Subsidiary of any Loan Party have been in compliance with the Fair Labor Standards Act and any other applicable federal, state or foreign law dealing with such matters. All payments due from the Loan Parties or any of their respective Subsidiaries, or for which any claim may be made against the Loan Parties or any of their respective Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, as appropriate. No Loan Party nor any Subsidiary of a Loan Party is party to a collective bargaining agreement.
SECTION 4.21. Patents, Trademarks, Etc. The Loan Parties and their respective Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are material to the businesses, assets, operations, properties or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Loan Parties and their respective Subsidiaries, does not infringe on the rights of any Person.
SECTION 4.22. Insurance. The Loan Parties and each of their Subsidiaries has (either in the name of such Loan Party or in such Subsidiary’s name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker’s compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 4.23. Anti-Terrorism Laws. None of the Loan Parties, nor any of their respective Subsidiaries, is in violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act.
SECTION 4.24. Ownership Structure. As of the Closing Date, Schedule 4.24 is a complete and correct list of all Subsidiaries and Affiliates of the Borrower and of each Loan Party setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Capital Securities in such Subsidiary, (iii) the nature of the Capital Securities held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Capital Securities. Except as disclosed in such Schedule, as of the Closing Date (i) the Borrower and its Subsidiaries owns, free and clear of all Liens and has the unencumbered right to vote, all outstanding Capital Securities in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding Capital Securities of each Person is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Capital Securities of any type in, any such Person.
SECTION 4.25. Reports Accurate; Disclosure. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Loan Parties to the Administrative Agent or any Lender in connection with this Agreement or any Loan Document, including without limitation all reports furnished pursuant to Section 4.04, are true, complete and accurate in all material respects; it being recognized by the Administrative Agent and the Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results. Neither this Agreement, nor any Loan Document, nor any agreement, document, certificate or statement furnished to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to any Loan Party which materially and adversely affects the Borrower and its Subsidiaries, or in the future is reasonably likely to have a Material Adverse Effect.
SECTION 4.26. Location of Offices. The Borrower’s name is Main Street Capital Corporation. The Initial Guarantors’ names are Main Street Capital Partners, LLC and Main Street Equity Interests, Inc. The location of Borrower (within the meaning of Article 9 of the UCC) is Maryland. The Location of the Initial Guarantors (within the meaning of Article 9 of the UCC) is Delaware. Neither the Borrower nor any Initial Guarantor has changed its name, identity, structure, existence or state of formation, whether by amendment of its Organizational Documents, by reorganization or otherwise, or has changed its location (within the meaning of Article 9 of the UCC) within the four (4) months preceding the Closing Date or any subsequent date on which this representation is made.

SECTION 4.27. Affiliate Transactions. Except as permitted by Section 5.26, neither the Borrower nor any Subsidiary nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.
SECTION 4.28. Broker’s Fees. Except as set forth in the Administrative Agent’s Letter Agreement, no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. Except as set forth in the Administrative Agent’s Letter Agreement, no other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.
SECTION 4.29. Survival of Representations and Warranties, Etc. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any Subsidiary or any other Loan Party to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Closing Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Loan Parties in favor of the Administrative Agent and each of the Lenders under this Agreement. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Advances.
SECTION 4.30. Loans and Investments. No Loan Party nor any of their respective Subsidiaries has made a loan, advance or Investment which is outstanding or existing on the Closing Date except (i) Portfolio Investments in the ordinary course of business and consistently with the Investment Policies, (ii) Investments in Subsidiaries and Affiliates as set forth on Schedule 4.24, (iii) Investments in Cash and Cash Equivalents, and (iv) other Investments in existence on the Closing Date and described on Schedule 4.30.
SECTION 4.31. No Default or Event of Default. No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds therefrom, which constitutes or would reasonably be expected to constitute a Default or Event of Default.
SECTION 4.32. USA Patriot Act; OFAC.
(a) No Loan Party nor any Affiliate of a Loan Party is (1) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (2) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign lender that does not have a physical presence in any country and that is not affiliated with a Lender that has a physical presence and an acceptable level of regulation and supervision; or (3) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

(b) No Loan Party or any Affiliate of a Loan Party (i) is a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Entities. The proceeds of any Advance will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Entity. No Loan Party or any Affiliate of a Loan Party are in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.
SECTION 4.33. Material Contracts. Schedule 4.33 is, as of the Closing Date, a true, correct and complete listing of all contracts to which any Loan Party is a party, the breach of or failure to perform which, either by a Loan Party or other party to such contract, could reasonably be expected to have a Material Adverse Effect (“Material Contract”). The Borrower, its Subsidiaries and the other Loan Parties that is a party to any Material Contract has performed and is in compliance with all of the material terms of such Material Contract, and no Loan Party has knowledge of any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, that exists with respect to any such Material Contract.
SECTION 4.34. Collateral-Mortgage Property. With respect to each Mortgaged Property within the Collateral the Administrative Agent has: (i) a first priority lien upon the fee simple title to the Mortgaged Property; (ii) a first priority lien upon the leases and rents applicable to the Mortgaged Property; (iii) a first priority lien upon all equipment and fixtures applicable to the Mortgaged Property; and (iv) all Mortgaged Property Security Documents reasonably requested by the Administrative Agent.
SECTION 4.35. Mortgaged Properties. As of the Closing Date, Schedule 1.01 is a correct and complete list of all Mortgaged Properties included in the Collateral.
SECTION 4.36. Common Enterprise. The successful operation and condition of the Loan Parties is dependent on the continued successful performance of the functions of the group of Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 4.37. Investment Policies. Since the Closing Date, (i) there have been no changes in the Investment Policies other than in accordance with this Agreement and (ii) the Borrower has at all times complied in all material respects with the Investment Policies with respect to each Portfolio Investment. The Investment Policies are fully and accurately described in all material respects in the Borrower’s annual report on Form 10-K most recently filed with the Securities and Exchange Commission, and any subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
SECTION 4.38. Eligibility of Portfolio Investments. On the date of each Borrowing, (i) the information contained in the Borrowing Base Certification Report delivered pursuant to Section 3 is an accurate and complete listing in all material respects of all the Eligible Portfolio Investments that are part of the Collateral as of such date, and the information contained therein with respect to the identity of such Portfolio Investment and the amounts owing thereunder is true and correct in all material respects as of such date and (ii) each such Portfolio Investment is an Eligible Portfolio Investment.
SECTION 4.39. Portfolio Investments. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Portfolio Investments other than any financing statement that has been terminated and financing statements naming the Administrative Agent for the benefit of the Secured Parties as secured party. The Borrower is not aware of the filing of any judgment or tax Lien filings against the Borrower. Each Portfolio Investment was originated without any fraud or material misrepresentation by the Borrower or, to the best of the Borrower’s knowledge, on the part of the Obligor.
SECTION 4.40. Selection Procedures. No procedures believed by the Borrower to be adverse to the interests of the Administrative Agent and the Lenders were utilized by the Borrower in identifying and/or selecting the Investments that are part of the Eligible Portfolio Investments and are included in the Borrowing Base.
SECTION 4.41. Coverage Requirement. The Advances outstanding do not exceed the lesser of (i) the aggregate amount of the Revolver Commitments of all the Lenders and (ii) the Borrowing Base.
ARTICLE V
COVENANTS
The Borrower and Guarantors agree, jointly and severally, that, so long as any Lender has any Revolver Commitment hereunder or any Obligation remains unpaid:
SECTION 5.01. Information. The Borrower will deliver to the Administrative Agent, who will then promptly deliver to each of the Lenders:
(a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Grant Thornton LLP or other independent public accountants reasonably acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders; provided, that to the extent that any Special Purpose Subsidiary or Foreclosed Subsidiary that is treated as a consolidated entity and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, concurrently with the delivery of the financial statements referred to in this paragraph (a), the Borrower shall provide to the Administrative Agent a balance sheet for each such Special Purpose Subsidiary and such Foreclosed Subsidiary as of the end of such Fiscal Year and the related statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of such Special Purpose Subsidiary and such Foreclosed Subsidiary for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year;

(b) as soon as available and in any event within 45 days after the end of each of the four Fiscal Quarters of each Fiscal Year, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower; provided, that to the extent that any Special Purpose Subsidiary or any Foreclosed Subsidiary that is treated as a consolidated entity and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, concurrently with the delivery of the financial statements referred to in this paragraph (b), the Borrower shall provide to the Administrative Agent a balance sheet for each such Special Purpose Subsidiary and such Foreclosed Subsidiary as of the end of such Fiscal Quarter and the related statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of such Special Purpose Subsidiary and such Foreclosed Subsidiary for such Fiscal Quarter, setting forth in each case in comparative form the figures for the previous Fiscal Quarter;
(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit J and with compliance calculations in form and content satisfactory to the Administrative Agent (a “Compliance Certificate”), of the chief financial officer or other authorized officers of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the requirements of Sections 5.04, 5.05, 5.07, 5.09, 5.10, 5.11, and 5.36 on the date of such financial statements, (ii) setting forth the identities of the respective Subsidiaries on the date of such financial statements, and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto;
(d) [Intentionally omitted.];
(e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or other authorized officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(g) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;
(h) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding (and any material development in respect of such proceedings) involving a claim against a Loan Party and/or any Subsidiary of a Loan Party for $1,000,000 or more in excess of amounts covered in full by applicable insurance (subject to customary deductibles);
(i) a Borrowing Base Certification Report, substantially in the form of Exhibit E and otherwise in form and content reasonably satisfactory to the Administrative Agent, which report is certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of the Borrower and which report shall be delivered (A) while any Advances or other amounts are outstanding, by the 5th Domestic Business Day following the last day of each month and (B) otherwise, by the 10th Domestic Business Day following the last day of each Fiscal Quarter.
(j) promptly at the request of the Administrative Agent, (i) copies of the Investment Documents with respect to any Portfolio Investment and (ii) to the extent not subject to a nondisclosure provision, the most recent valuation report of the Borrower’s and its Subsidiaries’ loan and investment portfolio, conducted by Duff & Phelps LLC or such other third party appraiser reasonably acceptable to the Administrative Agent; provided that, the Borrower shall use its best efforts to obtain the consent of Duff & Phelps LLC or such other appraiser to release such report to the Administrative Agent;
(k) as soon as possible and in any event within 10 days of filing thereof, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;
(l) promptly upon the occurrence of any Internal Control Event which is required to be publicly disclosed of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge; and

(m) from time to time such additional information regarding the financial position or business of the Borrower, its Subsidiaries, and each Loan Party as the Administrative Agent, at the request of any Lender, may reasonably request.
For purposes of clauses (a), (b) and (f) of this Section 5.01, all financial statements and other information contained therein filed with the Securities and Exchange Commission shall be deemed delivered hereunder; provided, however, that nothing in the foregoing shall be deemed to relieve the Borrower of its obligation to deliver a Compliance Certificate pursuant to clause (c).
SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (ii) permit, and will cause each Subsidiary of the Borrower and each Loan Party to permit, with at least five (5) Domestic Business Days’ prior notice (or such lesser time period agreed upon by the Administrative Agent and the Borrower), which notice shall not be required in the case of an emergency, the Administrative Agent or its designee, at the expense of the Borrower and Loan Parties, to perform periodic field audits and investigations of the Borrower, the Loan Parties and the Collateral, from time to time; and (iii) permit, and will cause each Subsidiary to permit, with at least five (5) Domestic Business Days’ prior notice (or such lesser time period agreed upon by the Administrative Agent and the Borrower), the Administrative Agent or its designee, at the expense of the Borrower and the Loan Parties, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants; provided that the Borrower shall only be required to reimburse the Administrative Agent for only one such inspection each Fiscal Quarter unless a Default shall have occurred and be continuing. The Loan Parties agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.
SECTION 5.03. Maintenance of RIC Status and Business Development Company. The Borrower will maintain its status as an RIC under the Code and as a “business development company” under the Investment Company Act.
SECTION 5.04. Minimum Liquidity. The Borrower will maintain, at all times, Liquidity of not less than 10% of the aggregate outstanding principal amount of the sum of all Revolver Advances as of the date of determination (the “Minimum Liquidity Requirement”).
SECTION 5.05. Capital Expenditures. Capital Expenditures will not exceed in the aggregate in any Fiscal Year the sum of $1,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing (with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period).
SECTION 5.06. Sale/Leasebacks. The Loan Parties shall not, nor shall they permit any Subsidiary to, enter into any Sale/Leaseback Transaction.

SECTION 5.07. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not be less than the sum of (i) 80.0% of the Consolidated Tangible Net Worth on the Closing Date plus (ii) 80.0% of the cumulative Net Proceeds of Capital Securities/Conversion of Debt received after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.
SECTION 5.08. Acquisitions. No Loan Party nor any Subsidiary of a Loan Party shall make any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.
SECTION 5.09. Interest Coverage Ratio. The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2008, an Interest Coverage Ratio of not less than 2:00:1.00, determined for the period of the four consecutive preceding Fiscal Quarters ending on the date of determination.
SECTION 5.10. Loans or Advances. No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except: (i) solely to the extent not prohibited by Applicable Laws, employee loans or advances that do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time outstanding made on an arms’-length basis in the ordinary course of business and consistently with practices existing on June 30, 2008 and described in the Borrower’s Form 10-Q for the quarter ended June 30, 2008 filed with the Securities and Exchange Commission; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to the Borrower or any Guarantor that is a Consolidated Subsidiary; (iv) loans and advances by SBIC Entities in the ordinary course of business, (v) loans or advances consisting of Portfolio Investments and (vi) loans and advances outstanding on the Closing Date and set forth on Schedule 5.10; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section 5.10, no Default shall have occurred and be continuing. All loans or advances permitted under this Section 5.10 shall be evidenced by written promissory notes.
SECTION 5.11. Restricted Payments. The Loan Parties will not declare or make any Restricted Payment during any Fiscal Year, except that:
(a) any Subsidiary of the Borrower may pay Restricted Payments to the Borrower, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by the Borrower and other Wholly Owned Subsidiaries; and
(b) the Borrower may declare or make Restricted Payments from time to time in accordance with Applicable Law to owners of its Capital Securities so long as (i) at the time when any such Restricted Payment is to be made, no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) after giving effect to the making of such Restricted Payment, Consolidated Tangible Net Worth, on a pro forma basis, determined as of the last day of the last Fiscal Quarter of Borrower for which the Borrower has provided financial statements and the corresponding Compliance Certificate to the Administrative Agent and Lenders as if such Restricted Payment had been paid during such Fiscal Quarter, shall not be less than the sum of (x) 87.5% of the Consolidated Tangible Net Worth on the Closing Date plus (y) 87.5% of the cumulative Net Proceeds of Capital Securities/Conversion of Debt received after the Closing Date; and (iii) the chief executive officer, chief financial officer or other authorized officer of the Borrower shall have certified to the Administrative Agent and Lenders as to compliance with the preceding clauses (i) and (ii) in a certificate attaching calculations; provided, however, that notwithstanding the existence of a Default or an Event of Default (other than an Event of Default specified in Sections 6.01(g) or (h)), the Borrower may pay dividends in an amount equal to its investment company taxable income, net tax-exempt interest and net capital gains that is required to be distributed to its shareholders in order to maintain its status as an RIC and to avoid excise taxes imposed on RICs.

SECTION 5.12. Investments. No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Sections 5.08 and 5.10(i) through (iv) and except Investments in (i) Cash and Cash Equivalents, (ii) Investments not constituting loans or advances in the Capital Securities of their respective Subsidiaries and equity investments as set forth on Schedule 4.24 and (iii) Investments in Portfolio Investments made in the ordinary course of business and consistently with the Investment Policies.
SECTION 5.13. Negative Pledge. No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
(a) Liens existing on the date of this Agreement encumbering assets (other than Collateral) securing Debt outstanding on the date of this Agreement, in each case as described and in the principal amounts set forth on Schedule 5.13;
(b) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings;
(c) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs which in no event shall become a Lien prior to any Collateral Documents;
(d) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that: (1) are not yet due and payable and which in no event shall become a Lien prior to any Collateral Documents; or (2) are being contested diligently in good faith pursuant to appropriate proceedings and with respect to which the Loan Party has established reserves reasonably satisfactory to the Administrative Agent and Required Lenders and which in no event shall become a Lien prior to any Collateral Documents;
(e) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business which in no event shall become a Lien prior to any Collateral Document;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;
(g) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;
(h) any Lien on Margin Stock;
(i) any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority;
(j) Liens securing the indebtedness and obligations under the Treasury Revolving Credit Agreement and the documents and instruments executed in connection therewith;
(k) Liens securing reasonable and customary fees of banks and other depository institutions on Cash and Cash Equivalents held on deposit with such banks and institutions; provided that such Liens are subordinated to the Liens described in Section 5.13(m);
(l) Liens restricting the ability of any SBIC Entity to encumber its assets pursuant to (i) Applicable Law, (ii) agreements with the Small Business Administration entered into in the ordinary course of business or (iii) Debt obligations of the SBIC Entities permitted under Section 5.30; and
(m) Liens securing the Administrative Agent and the Secured Parties created or arising under the Loan Documents.
Notwithstanding anything contained in this Section 5.13 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the Collateral except the Liens in favor of the Secured Parties under the Collateral Documents and the Permitted Encumbrances.
SECTION 5.14. Maintenance of Existence, etc. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain its organizational existence and carry on its business in substantially the same manner and in substantially the same line or lines of business or line or lines of business reasonably related to the business now carried on and maintained. Any Subsidiary pledging Collateral hereunder shall be organized as a corporation, limited liability company, limited partnership or other legal entity.
SECTION 5.15. Dissolution. No Loan Party nor any Subsidiary of a Loan Party shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Capital Securities or that of any Subsidiary of a Loan Party, except: (1) through corporate or company reorganization to the extent permitted by Section 5.16; and (2) Restricted Payments permitted by Section 5.11.

SECTION 5.16. Consolidations, Mergers and Sales of Assets. No Loan Party will, nor will it permit any Subsidiary of a Loan Party to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) pursuant to the consummation of an Acquisition permitted under Section 5.08 (but not otherwise) a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the Person surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if the Borrower merges with another Loan Party, the Borrower is the Person surviving such merger; (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another; and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (1) a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) in the ordinary course of business if, after giving effect thereto the Borrower and its Subsidiaries shall be in compliance on a pro forma basis, after giving effect to such transfer, discontinuation or elimination, with the terms and conditions of this Agreement and (2) divestitures of Portfolio Investments in the ordinary course of business if, after giving effect thereto the Borrower and its Subsidiaries shall be in compliance on a pro forma basis, after giving effect to any such divestiture, with the terms and conditions of this Agreement; provided, however, that upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall not sell, transfer or otherwise dispose of any asset (including without limitation any Portfolio Investment) without the prior written consent of the Administrative Agent.
SECTION 5.17. Use of Proceeds. No portion of the proceeds of any Advance will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for stock of any corporation with a view towards obtaining control of such other corporation (other than a Portfolio Investment; provided that the board of directors or comparable governing body of the Obligor in which such Investment is made has approved such offer and change of control), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. Except as otherwise provided herein, the proceeds of the Advances shall be used: (i) for working capital and other lawful corporate purposes, (ii) to pay fees and expenses incurred in connection with this Agreement and (iii) for investments in Portfolio Investments. No part of the proceeds of any Advance will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.
SECTION 5.18. Compliance with Laws; Payment of Taxes. Each Loan Party will, and will cause each Subsidiary of a Loan Party and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA and the Patriot Act), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. Each Loan Party will, and will cause each Subsidiary of a Loan Party to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of a Loan Party or any Subsidiary of a Loan Party, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Administrative Agent, the Borrower shall have set up reserves in accordance with GAAP.

SECTION 5.19. Insurance. Each Loan Party will maintain, and will cause each Subsidiary of a Loan Party to maintain (either in the name of such Loan Party or in such Subsidiary’s own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. Upon request, the Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policies or certificates evidencing such insurance and such other documents and evidence of insurance as the Administrative Agent shall request.
SECTION 5.20. Change in Fiscal Year. No Loan Party will make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change its Fiscal Year (except to conform with the Fiscal Year of the Borrower) without the consent of the Required Lenders.
SECTION 5.21. Maintenance of Property. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.
SECTION 5.22. Environmental Notices. Each Loan Party shall furnish to the Lenders and the Administrative Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting in any material respects the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.
SECTION 5.23. Environmental Matters. No Loan Party or any Subsidiary of a Loan Party will, nor will any Loan Party permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.
SECTION 5.24. Environmental Release. Each Loan Party agrees that upon the occurrence of an Environmental Release at, under or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.
SECTION 5.25. [Intentionally omitted.]

SECTION 5.26. Transactions with Affiliates. No Loan Party nor any Subsidiary of a Loan Party shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate.
SECTION 5.27. Joinder of Subsidiaries.
(a) The Loan Parties shall cause any Person which becomes a Domestic Subsidiary of a Loan Party (other than a Foreclosed Subsidiary or, subject to clause (d), any SBIC Entity) after the Closing Date to become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents pursuant to a Joinder Agreement in the form attached hereto as Exhibit L and otherwise satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within ten (10) Domestic Business Days after the day on which such Person became a Domestic Subsidiary. The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Subsidiary.
(b) The Loan Parties shall, or shall cause any Subsidiary (other than, subject to clause (d), any SBIC Entity) (the “Pledgor Subsidiary”) to pledge: (a) the lesser of 65% or the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interests in any Person which becomes a Foreign Subsidiary after the Closing Date; and (b) the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interest in any Person which becomes a Domestic Subsidiary after the Closing Date, all pursuant to a Pledge Agreement executed and delivered by the Loan Parties or such Pledgor Subsidiary to the Administrative Agent within ten (10) Domestic Business Days after the day on which such Person became a Domestic Subsidiary and shall deliver to the Collateral Custodian, as bailee for the Administrative Agent, such shares of capital stock together with stock powers executed in blank. The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the pledge agreement referred to above, modified appropriately to refer to such pledge agreement, the pledgor and such Subsidiary.
(c) Once any Subsidiary becomes a party to this Agreement in accordance with Section 5.27(a) or any Capital Securities (or equivalent equity interests) of a Subsidiary are pledged to the Administrative Agent in accordance with Section 5.27(b), such Subsidiary (including, without limitation, all Initial Guarantors) thereafter shall remain a party to this Agreement and the Capital Securities (or equivalent equity interests) in such Subsidiary (including, without limitation, all initial Subsidiaries) shall remain subject to the pledge to the Administrative Agent, as the case may be, even if such Subsidiary ceases to be a Subsidiary; provided that if a Subsidiary ceases to be a Subsidiary of the Borrower as a result of the Borrower’s transfer or sale of all of the Capital Securities of such Subsidiary owned by Borrower in accordance with and to the extent permitted by the terms of Section 5.16, the Administrative Agent and the Lenders agree to release such Subsidiary from this Agreement and release the Capital Securities of such Subsidiary from the Pledge Agreement.

(d) The Loan Parties acknowledge that the SBIC Entities are not Loan Parties because the Loan Parties have advised the Administrative Agent and Lenders that the SBIC Entities are restricted by the terms of certain agreements, regulations and other restrictions that prohibit the SBIC Entities from being Guarantors, from granting any security interest in their property to secure the Obligations and from having their respective issued equity interests subject to a pledge to secure the Obligations (the “Restrictive Provisions”). The Loan Parties shall immediately notify the Administrative Agent if either there is: (1) a modification, expiration or termination of the Restrictive Provisions the result of which will permit any SBIC Entity to be a Guarantor, to grant a security interest in its property to secure the Obligations or to have its issued equity interests pledged to secure the Obligations; or (2) the Restrictive Provisions are waived for any other transaction in which any SBIC Entity guarantees or becomes a co-borrower of, grants a security interest in any of its property to secure, or the equity interests it has issued are pledged to secure, the indebtedness, liabilities and obligations of, any one or more of the Loan Parties. In either of such events, the Loan Parties shall cause the SBIC Entities, as applicable, to become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents pursuant to a Joinder Agreement, in the form attached hereto as Exhibit L satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within ten (10) Domestic Business Days after the occurrence of such event. The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument, and the new Loan Party (the SBIC Entities, as applicable) and shall take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable, to effect the transactions described herein. Notwithstanding the fact that the SBIC Entities are not Loan Parties, the SBIC Entities shall be included for purposes of calculating Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Realized Income, Consolidated Tangible Net Worth and Depreciation and Amortization.
SECTION 5.28. No Restrictive Agreement. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary: (i) the incurrence or payment of Debt, (ii) the granting of Liens (other than normal and customary restrictions on the granting of Liens on Capital Securities issued by a Person other than a Subsidiary in respect of any Portfolio Investment made in the ordinary course of business) or (iii) the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed, tangible; except in each case for prohibitions and restraints on SBIC Entities arising in the ordinary course of business as a result of Applicable Law. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of the Loan Party or any of its Subsidiaries to declare or pay Restricted Payments or other distributions in respect of Capital Securities of the Loan Party or any Subsidiary.

SECTION 5.29. Partnerships and Joint Ventures. No Loan Party shall become a general partner in any general or limited partnership or a joint venturer in any joint venture.
SECTION 5.30. Additional Debt. No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under capital leases), except for: (a) the Debt owed to the Lenders and Hedge Counterparties under the Loan Documents; (b) Debt of SBIC Entities incurred in the ordinary course of business and (c) the Debt existing and outstanding on the Closing Date described on Schedule 5.30.
SECTION 5.31. [Intentionally omitted.]
SECTION 5.32. Modifications of Organizational Documents. The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its Organizational Documents or Operating Documents or other applicable document if such amendment, supplement, restatement or other modification has or would reasonably be expected to have a Material Adverse Effect.
SECTION 5.33. ERISA Exemptions. The Loan Parties shall not permit any of their respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.
SECTION 5.34. Hedge Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries to, enter into any Hedge Transaction, other than Hedge Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedge Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedge Transaction under which any Loan Party is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Debt or (ii) as a result of changes in the market value of any common stock or any Debt) is not a Hedge Transaction entered into in the ordinary course of business to hedge or mitigate risks.
SECTION 5.35. Performance of Loan Documents. Each Loan Party will at its own expense duly fulfill and comply with all obligations on its part to be fulfilled or complied with under or in connection with the Collateral and all documents related thereto and will do nothing to impair the rights of any Loan Party or the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral. Each Loan Party shall clearly and unambiguously set forth, in a manner reasonably satisfactory to the Administrative Agent, in its financial statements filed with the Securities and Exchange Commission that the Administrative Agent, as agent for the Secured Parties has the interest therein granted by the Loan Parties pursuant to the Loan Documents.

SECTION 5.36. Operating Leases. No Loan Party nor any Subsidiary of a Loan Party shall create, assume or suffer to exist any operating lease except operating leases which: (A) (1) are entered into in the ordinary course of business, and (2) the aggregate indebtedness, liabilities and obligations of the Loan Parties under all such operating leases during any period of four (4) consecutive Fiscal Quarters shall at no time exceed $1,000,000; (B) are between a Borrower or Guarantor, as landlord and a Borrower or Guarantor as tenant; or (C) are set forth on Schedule 5.36.
SECTION 5.37. [Intentionally omitted.]
SECTION 5.38. Compliance with Investment Policies and Investment Documents. The Borrower shall, and shall cause its Subsidiaries to, comply at all times with its Investment Policies in all material respects and, at their own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by each of them under the Portfolio Investments and the related Investment Documents. The Borrower shall furnish to the Administrative Agent, prior to its effective date, prompt notice of any changes in the Investment Policies and shall not agree or otherwise permit to occur any modification of the Investment Policies in any manner that would or would reasonably be expected to adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any Loan Document or impair the collectibility of any Portfolio Investment without the prior written consent of the Administrative Agent (in its sole discretion).
SECTION 5.39 Delivery of Collateral to Collateral Custodian. The Borrower shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of Article 9 of the UCC) that evidence any Investment, including all original promissory notes, and certificated securities to the Administrative Agent for the benefit of the Secured Parties, or to a Collateral Custodian on its behalf, indorsed in blank without recourse and transfer powers executed in blank, as applicable; provided, however, that notwithstanding the foregoing, with respect to any Pre-Positioned Investment, the Borrower shall (i) have a copy of the executed note evidencing such Pre-Positioned Investment and any certificates representing Capital Securities pledged in connection with such Pre-Positioned Investment faxed to a Collateral Custodian on the applicable date of Borrowing with the original to be received by such Collateral Custodian within five (5) Domestic Business Days after such date of Borrowing; provided that, prior to delivery thereof, such original and indorsement are held in the custody of a bailee that has delivered a valid, binding and effective Bailee Agreement to the Administrative Agent.
SECTION 5.40 Custody Agreements. No Loan Party shall enter into any custody agreement or equivalent arrangement with any person to hold securities, cash or other assets of any Loan Party unless the Person acting as custodian shall have delivered a Custodial Agreement and, if requested by the Administrative Agent, a control agreement, to the Administrative Agent (in each case in form and substance satisfactory to the Administrative Agent).

ARTICLE VI
DEFAULTS
SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a) the Borrower shall fail to pay when due any principal of any Advance (including, without limitation, any Advance or portion thereof to be repaid pursuant to Section 2.11) or shall fail to pay any interest on any Advance within three Domestic Business Days after such interest shall become due, or any Loan Party shall fail to pay any fee or other amount payable hereunder within three Domestic Business Days after such fee or other amount becomes due; or
(b) any Loan Party shall fail to observe or perform any covenant contained in Section 5.01(e) and (i), 5.02 (ii) and (iii), 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.20, 5.27, 5.28, 5.30, 5.32, 5.33, and 5.40; or
(c) any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above or clauses (n) or (q) below) or any other Loan Document; provided that such failure continues for (1) ten (10) days in the case of Section 5.01, Section 5.10 or 5.26 or (2) otherwise, thirty days, in each case after the earlier of (A) the first day on which any Loan Party has knowledge of such failure or (B) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or
(d) any representation, warranty, certification or statement made or deemed made by the Loan Parties in Article IV of this Agreement, any other Loan Document or in any financial statement, material certificate or other material document or report delivered pursuant to any Loan Document shall prove to have been untrue or misleading in any material respect when made (or deemed made); or
(e) any Loan Party or any Subsidiary of a Loan Party shall fail to make any payment in respect of Debt (other than the Notes) having an aggregate principal amount in excess of $500,000 after expiration of any applicable cure or grace period; or
(f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Loan Party or any Subsidiary of a Loan Party in an aggregate principal amount in excess of $500,000 or the mandatory prepayment or purchase of such Debt by any Loan Party (or its designee) or such Subsidiary of a Loan Party (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment to provide such Debt or any Person acting on such holders’ behalf to accelerate the maturity thereof, terminate any such commitment or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

(g) any Loan Party or any Subsidiary of a Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
(h) an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary of a Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any Bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party or any Subsidiary of a Loan Party under the federal Bankruptcy laws as now or hereafter in effect; or
(i) any Loan Party or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Loan Party, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or
(j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against any Loan Party or any Subsidiary of a Loan Party and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or
(k) a federal tax lien shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 6323 of the Code or a lien of the PBGC shall be filed against any Loan Party or any Subsidiary of a Loan Party under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 30 days after the date of filing; or
(l) a Change in Control shall occur; or

(m) the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid first priority security interest in any of the Collateral (other than by reason of any act or omission solely on behalf of the Administrative Agent); or
(n) a default or event of default shall occur and be continuing under any of the Collateral Documents or any Loan Party shall fail to observe or perform any obligation to be observed or performed by it under any Collateral Document, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Collateral Document; or
(o) a default or event of default shall occur and be continuing under any of the Material Contracts that would reasonably be likely to have a Material Adverse Effect or any Loan Party shall fail to observe or perform any material provision or any payment obligation to be observed or performed by it under any Material Contract, and such default, event of default or failure to perform or observe any such provision or obligation continues beyond any applicable cure or grace period provided in such Material Contract; or
(p) Vincent D. Foster shall cease to hold the office of Chief Executive Officer of the Borrower and the Todd A. Reppert shall cease to hold the offices of President and Chief Financial Officer of the Borrower and in each case such individual is not replaced as such officer(s) by an individual satisfactory to the Administrative Agent and Required Lenders within 90 days after the date on which such individual ceases to be such officer; or
(q) (i) any of the Guarantors shall fail to pay when due any Guaranteed Obligations (after giving effect to any applicable grace period) or shall fail to pay any fee or other amount payable hereunder when due; or (ii) any Guarantor shall disaffirm, contest or deny its obligations under Article X; or
(r) if the Borrower at any time fails to own (directly or indirectly, through Wholly Owned Subsidiaries) 100% of the outstanding shares of the voting stock, voting membership interests or equivalent equity interests of each Guarantor; or
(s) any Loan Party shall (or shall attempt to) disaffirm, contest or deny its obligations under any Loan Document or any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms; or
(t) a Collateral Custodian that is in the possession of any Collateral (1) shall (or shall attempt to) disaffirm, contest or deny its obligations under, or terminates or attempts to terminate, or is in default of its obligations under, a Custodial Agreement or (2) ceases in any respect to be acceptable to the Administrative Agent in its reasonable discretion and, in each case, such Collateral Custodian is not replaced by, and any Collateral held by such Collateral Custodian is not delivered to, a replacement Collateral Custodian satisfactory to the Administrative Agent within 10 days after (A) the first date of such occurrence, in the case of clause (1) or (B) the date written notice thereof has been given to the Borrower by the Administrative Agent, in the case of clause (2); or

(u) any SBIC Entity becomes the subject of an enforcement action and is transferred into liquidation status by the U.S. Small Business Administration; or
(v) the Borrower agrees or consents to, or otherwise permits any amendment, modification, change, supplement or rescission of or to the Investment Policies in whole or in part that has or would reasonably be expected to adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any Loan Document or impair the collectibility of any Portfolio Investment without the prior written consent of the Administrative Agent; or
(w) the occurrence of any event, act or condition which the Required Lenders determine either does or has a reasonable probability of causing a Material Adverse Effect, then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Revolver Commitments and they shall thereupon terminate and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Loan Party or any Subsidiary of a Loan Party, without any notice to any Loan Party or any other act by the Administrative Agent or the Lenders, the Revolver Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Notwithstanding the foregoing, the Administrative Agent shall have available to it all rights and remedies provided under the Loan Documents (including, without limitation, the rights of a secured party pursuant to the Collateral Documents) and in addition thereto, all other rights and remedies at law or equity, and the Administrative Agent shall exercise any one or all of them at the request of the Required Lenders.
SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
SECTION 6.03. [Intentionally omitted.]

SECTION 6.04. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article VI hereof, all payments received by the Administrative Agent hereunder or under the other Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or under the other Loan Documents, shall be applied by the Administrative Agent in the following order:
(a) To payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article VIII and Section 2.12) payable to the Administrative Agent in its capacity as such; and then
(b) To payment of that portion of the Obligations constituting indemnities, Credit Party Expenses and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article VIII and Section 2.12), ratably among them in proportion to the amounts described in this clause payable to them; and then
(c) To payment of that portion of the Obligations constituting accrued and unpaid interest on the Advances and other Obligations, and fees (including unused commitment fees), ratably among the Lenders in proportion to the respective amounts described in this clause payable to them; and then
(d) To payment of that portion of the Obligations constituting unpaid principal of the Advances, ratably among the Lenders in proportion to the respective amounts described in this clause held by them; and then
(e) To payment of all other Obligations (excluding any Obligations arising from Cash Management Services and Bank Products), ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then
(f) To payment of all other Obligations arising from Bank Products and Cash Management Services to the extent secured under the Collateral Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and then
(g) The balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by law.
ARTICLE VII
THE ADMINISTRATIVE AGENT
SECTION 7.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Branch Banking and Trust Company to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 7.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 7.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 7.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
SECTION 7.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 7.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 7.08. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
SECTION 7.09. Other Agents. The Borrower and each Lender hereby acknowledges that any Lender designated as an “Agent” on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Lender.
SECTION 7.10. Hedging Agreements, Cash Management Services and Bank Products. Except as otherwise expressly set forth herein or in any Collateral Document, no Bank Product Bank, Cash Management Bank or Hedge Counterparty that obtains the guarantees hereunder or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or any Guaranty (including the release or impairment of any Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under or related to Cash Management Services, Bank Products and Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Bank Product Bank or Hedge Counterparty, as the case may be.

ARTICLE VIII
CHANGE IN CIRCUMSTANCES; COMPENSATION
SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:
(a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or
(b) the Required Lenders advise the Administrative Agent that the London InterBank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding the Euro-Dollar Advances for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Advances specified in such notice, or to permit continuations or conversions into Euro-Dollar Advances, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two (2) Euro-Dollar Business Days before the date of any Borrowing of Euro-Dollar Advances for which a Notice of Borrowing has previously been given, or continuation or conversion into such Euro-Dollar Advances for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such Euro-Dollar Advance shall be converted to a Base Rate Advance.
SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule, treaty or regulation, or any change in any existing or future law, rule, treaty or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an “Authority” and any such event being referred to as a “Change in Law”), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Advances and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or permit continuations or conversions of Euro-Dollar Advances shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its portion of the outstanding Euro-Dollar Advances to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of the Euro-Dollar Advances of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to Section 8.05. Concurrently with prepaying such Euro-Dollar Advances, the Borrower shall borrow a Base Rate Advance in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and such Lender shall make such a Base Rate Advance.

SECTION 8.03. Increased Cost and Reduced Return.
(a) If after the date hereof, a Change in Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the applicable Euro-Dollar Reserve Percentage); or
(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Euro-Dollar Advances made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.08(e) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Euro-Dollar Advances by such Lender or participation therein;
and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Euro-Dollar Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolver Commitments of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 8.04. Base Rate Advances Substituted for Affected Euro-Dollar Advances. If (i) the obligation of any Lender to make or maintain a Euro-Dollar Advance has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
(a) all Advances which would otherwise be made by such Lender as or permitted to be continued as or converted into Euro-Dollar Advances shall instead be made as or converted into Base Rate Advances, (in all cases interest and principal on such Advances shall be payable contemporaneously with the related Euro-Dollar Advances of the other Lenders), and
(b) after its portion of the Euro-Dollar Advance has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Advance shall be applied to repay its Base Rate Advance instead.
In the event that the Borrower shall elect that the provisions of this Section shall apply to any Lender, the Borrower shall remain liable for, and shall pay to such Lender as provided herein, all amounts due such Lender under Section 8.03 in respect of the period preceding the date of conversion of such Lender’s portion of any Advance resulting from the Borrower’s election.

SECTION 8.05 Compensation. Upon the request of any Lender, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:
(a) any payment or prepayment (pursuant to Sections 2.10, 2.11, 6.01, 8.02 or otherwise) of a Euro-Dollar Advance on a date other than the last day of an Interest Period for such Advance; or
(b) any failure by the Borrower to prepay a Euro-Dollar Advance on the date for such prepayment specified in the relevant notice of prepayment hereunder; or
(c) any failure by the Borrower to borrow a Euro-Dollar Advance on the date for the Borrowing of which such Euro-Dollar Advance is a part specified on the Closing Date;
such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Advance (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Advance provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading lenders in the London interbank market (if such Advance is a Euro-Dollar Advance).
ARTICLE IX
MISCELLANEOUS
SECTION 9.01. Notices Generally.
(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
(i) if to the Borrower or any other Loan Party, to it at 1300 Post Oak Boulevard, Suite 800, Houston, TX 77056, Attention of Rodger Stout (Telecopier No. (713) 350-6042; Telephone No. (713) 350-6000;
(ii) if to the Administrative Agent, to Branch Banking and Trust Company at 200 West Second Street, 16th Floor, Winston-Salem, NC 27101, Attention of Gregory Drabik (Telecopier No. (336) 733-2740; Telephone No. (336) 733-2730;
(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 9.03. Expenses; Indemnity; Damage Waiver.
(a) Costs and Expenses. The Loan Parties shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Indemnification by the Loan Parties. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof) and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Environmental Releases on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c) Reimbursement by Lenders. To the extent that a Loan Party for any reason fails to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 9.10 and 9.13.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.
SECTION 9.04. Setoffs; Sharing of Set-Offs; Application of Payments.
(a) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations (excluding any Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) hereunder or under any other Loan Document resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such Obligations (excluding any Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other Obligations (excluding any Obligations arising under or related to Cash Management Services, Bank Products and Hedging Agreements) of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
SECTION 9.05. Amendments and Waivers.
(a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolver Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or decrease the rate of interest on any Advance or decrease any fees hereunder, (iii) defer the date fixed for any payment of principal of (including any extension of the Termination Date) or interest on any Advance or any fees hereunder, (iv) reduce the amount of principal, decrease the amount of interest or decrease the amount of fees due on any date fixed for the payment thereof, (v) change the percentage of the Revolver Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the other Loan Documents, (vii) release, share or substitute all or substantially all of the Collateral held as security for the Obligations, (viii) change or modify the definition of “Required Lenders,” or (ix) change the definition of the term “Borrowing Base”,

“Eligible Portfolio Investment”, “Unrestricted Cash and Cash Equivalents” or any component definition of any of them if as a result thereof the amounts available to be borrowed by the Borrower would be increased without the consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any reserves or to make determinations with respect to the eligibility or value of any Investment, or (x) release any guaranty given to support payment of the Guaranteed Obligations. Notwithstanding the foregoing, (1) the Hedging Agreements, the Administrative Agent’s Letter Agreement and the agreements evidencing the Bank Products and Cash Management Services may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (2) any Commitment Increase meeting the conditions set forth in Section 2.14 shall not require the consent of any Lender other than (i) the Required Lenders and (ii) those Lenders, if any, which have agreed to increase their Revolver Commitment in connection with the proposed Commitment Increase.
(b) No Loan Party will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Lender shall be informed thereof by the Borrower, or by the Administrative Agent, and shall be afforded an opportunity to consider the same and shall be supplied by the Borrower, or by the Administrative Agent, if the Borrower so requests and to the extent already furnished to the Administrative Agent, with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Administrative Agent for delivery to each Lender forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. No Loan Party will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.
SECTION 9.06. Margin Stock Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.
SECTION 9.07. Successors and Assigns.
(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolver Commitment and the Revolver Advances at the time owing to it); provided that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment and the Revolver Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolver Commitment (which for this purpose includes Revolver Advances outstanding thereunder) or, if the applicable Revolver Commitment is not then in effect, the principal outstanding balance of the Revolver Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);
(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolver Advances or the Revolver Commitment assigned;
(iii) any assignment of a Revolver Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender with a Revolver Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.03 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Winston-Salem, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amounts of the Revolver Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolver Commitment and/or the Revolver Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.05(a) (i) through (x) (inclusive) that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.01 through 8.05 inclusive to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 9.04 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 8.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12 as though it were a Lender.
(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.08. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties or their Affiliates.
For purposes of this Section, “Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.09. Representation by Lenders. Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Advances hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.
SECTION 9.10. Obligations Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Loan Parties thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement, and the Revolver Commitments and the payment in full of the principal of and interest on all Advances.
SECTION 9.12. North Carolina Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.
SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.
SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Lender by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.
SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.16. Counterparts; Integration; Effectiveness; Electronic Execution.
(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.17. Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial:
(a) Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of North Carolina sitting in Forsyth County and of the United States District Court of the Middle District of North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
(d) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.18. Independence of Covenants. All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.
SECTION 9.19. Concerning Certificates. All certificates required hereunder to be delivered by the Borrower, any Guarantor or any Subsidiary and that are required to be executed or certified by the Chief Financial Officer or any other authorized officer of the Borrower, any Guarantor or any Subsidiary shall be executed or certified by such officer in such capacity solely on behalf of the entity for whom he is acting, and not in any individual capacity; provided that nothing in the foregoing shall be deemed as a limitation on liability of any officer for any acts of willful misconduct, fraud, intentional misrepresentation or dishonesty in connection with such execution or certification.
SECTION 9.20. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that the actions relating to the Collateral and such other matters described on Annex X shall be completed in accordance with Annex X. The provisions of Annex X shall be deemed incorporated herein by reference as fully as if set forth herein in their entirety.

All provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date the respective representation and warranty shall be required to be true and correct at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.20 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this Section 9.20 have been taken (or were required to be taken). The acceptance of the benefits of this Agreement shall constitute a covenant and agreement by each Loan Party to each of the Lenders that the actions required pursuant to this Section 9.20 will be, or have been, taken within the relevant time periods referred to in this Section 9.20 and that, at such time, all representations and warranties contained in this Agreement and the other Loan Documents shall then be true and correct without any modification pursuant to this Section 9.20. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.
ARTICLE X
GUARANTY
SECTION 10.01. Unconditional Guaranty. Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to the Administrative Agent, the Lenders and the other Secured Parties the due and punctual payment of the principal of and the premium, if any, and interest on the Guaranteed Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents. The Guarantors’ guaranty under this Section is an absolute, present and continuing guarantee of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from the Borrower, any of the Guarantors or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever. In the event that the Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to the Administrative Agent, a Lender or any other Secured Party, the Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by the Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in the Loan Documents or specified by such Administrative Agent in writing, to such Administrative Agent. The Guarantors further agree, promptly after demand, to pay to the Administrative Agent, the Lenders and the other Secured Parties the costs and expenses incurred by such Administrative Agent, Lender or other Secured Party in connection with enforcing the rights of such Administrative Agent, Lenders and the other Secured Parties against the Borrower and any or all of the Guarantors (whether in a Bankruptcy proceeding or otherwise) following any default in payment of any of the Guaranteed Obligations or the obligations of the Guarantors hereunder, including, without limitation, the fees and expenses of counsel to the Administrative Agent, such Lenders and the other Secured Parties.

SECTION 10.02. Obligations Absolute. The obligations of the Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any of the Guarantors may have against the Borrower, any other Guarantor or the Administrative Agent, any Lender or any other Secured Party, hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not any of the Guarantors shall have any knowledge or notice thereof), including, without limitation:
(a) any amendment or modification of or supplement to any of the Loan Documents or any other instrument referred to herein or therein, or any assignment or transfer of any thereof or of any interest therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;
(b) any waiver, consent or extension under any Loan Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, any Loan Document, any such other instrument or any Guaranteed Obligation;
(c) any failure, omission or delay on the part of the Administrative Agent to enforce, assert or exercise any right, power or remedy conferred on or available to the Administrative Agent or any Lender against the Borrower or any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor;
(d) any Bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or any Subsidiary of any Guarantor or any property of the Borrower, any Guarantor or any such Subsidiary or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;
(e) any merger or consolidation of the Borrower, any Subsidiary of the Borrower or any Guarantor or any of the Guarantors into or with any other Person or any sale, lease or transfer of any or all of the assets of any of the Guarantors, the Borrower or any Subsidiary of the Borrower or any Guarantor to any Person;
(f) any failure on the part of the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor for any reason to comply with or perform any of the terms of any agreement with any of the Guarantors;

(g) any exercise or non-exercise by the Administrative Agent, any Lender or any other Secured Party, of any right, remedy, power or privilege under or in respect of any of the Loan Documents or the Guaranteed Obligations, including, without limitation, under this Section;
(h) any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;
(i) any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;
(j) any failure to give notice to any of the Guarantors of the occurrence of any breach or violation of, or any event of default or any default under or with respect to, any of the Loan Documents or the Guaranteed Obligations;
(k) any partial prepayment, or any assignment or transfer, of any of the Guaranteed Obligations; or
(l) any other circumstance (other than payment in full) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor.
The Guarantors covenant that their respective obligations hereunder will not be discharged except by complete performance of the obligations contained in the Loan Documents and this Agreement and the final payment in full of the Guaranteed Obligations. The Guarantors unconditionally waive, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) any and all rights which any of the Guarantors may now or hereafter have arising under, and any right to claim a discharge of the Guarantor’s obligations hereunder by reason of the failure or refusal by the Administrative Agent, any Lender or any other Secured Party to take any action pursuant to any statute permitting a Guarantor to request that the Administrative Agent or any Lender attempt to collect the Guaranteed Obligations from the Borrower, any of the Guarantors or any other guarantor (including without limitation any rights under Sections 26-7, 26-8 or 26-9 of the North Carolina General Statutes, O.C.G.A. § 10-7-24, or any similar or successor provisions), (C) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Administrative Agent, any Lender or any other Secured Party against the Guarantors, including, without limitation, presentment to or demand of payment from the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any of the other Guarantors with respect to any Loan Document or this agreement, notice of acceptance of the Guarantors’ guarantee hereunder and/or notice to the Borrower, any of the Subsidiaries of the Borrower or any Guarantor, or any Guarantor of default or protest for nonpayment or dishonor, (D) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (E) any duty or obligation of the Administrative Agent, any Lender or any other Secured Party to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, the Borrower, any Guarantor or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent, any Lender or any other Secured Party in favor of the Borrower, any Guarantor or any other Person, despite any notice or request of any of the Guarantors to do so.

SECTION 10.03. Continuing Obligations; Reinstatement. The obligations of the Guarantors under this Article X are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally paid and satisfied in full. The obligations of the Guarantors under this Article X shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor on, under or in respect of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Guarantor or any such Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower, any Guarantor or any such Subsidiary or any substantial part of the property of the Borrower, any Guarantor or any such Subsidiary, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of all or any portion of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor under any Bankruptcy or insolvency law, for purposes of this Article X and the obligations of the Guarantors hereunder, such Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if such Guaranteed Obligations had been accelerated in accordance with the terms of the applicable Loan Documents or of this Agreement.
SECTION 10.04. Additional Security, Etc. The Guarantors authorize the Administrative Agent on behalf of the Lenders without notice to or demand on the Guarantors and without affecting their liability hereunder, from time to time (a) to obtain additional or substitute endorsers or guarantors; (b) to exercise or refrain from exercising any rights against, and grant indulgences to, the Borrower, any Subsidiary of the Borrower or any Guarantor, any other Guarantor or others; and (c) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on, and other obligations consisting of, the Guaranteed Obligations. The Guarantors waive any right to require the Administrative Agent, any Lender or any other Secured Party to proceed against any additional or substitute endorsers or guarantors or the Borrower or any of their Subsidiaries or any other Person or to pursue any other remedy available to the Administrative Agent, any such Lender or any such other Secured Party.
SECTION 10.05. Information Concerning the Borrower. The Guarantors assume all responsibility for being and keeping themselves informed of the financial condition and assets of the Borrower, the other Guarantors and their respective Subsidiaries, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and insure hereunder, and agree that neither the Administrative Agent, any Lender nor any other Secured Party shall have any duty to advise the Guarantors of information known to the Administrative Agent, any such Lender or any such other Secured Party regarding or in any manner relevant to any of such circumstances or risks.

SECTION 10.06. Guarantors’ Subordination. The Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present and future indebtedness of the Borrower or any Subsidiary of the Borrower or any Guarantor to any or all of the Guarantors to the indebtedness of the Borrower or any such Subsidiary or to the Administrative Agent, Lenders and the other Secured Parties (or any of them), provided that the Guarantors may receive scheduled payments of principal, premium (if any) and interest in respect of such present or future indebtedness so long as there is no Event of Default then in existence.
SECTION 10.07. Waiver of Subrogation. Notwithstanding anything herein to the contrary, until the payment in full of the Guaranteed Obligations, the Guarantors hereby waive any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waive any right to enforce any remedy that the Administrative Agent, any Lender or any other Secured Party now has or may hereafter have against the Borrower, any Guarantor or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Guarantors hereby waive any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, any Lender or any other Secured Party to secure payment or performance of the Guaranteed Obligations or any other liability of the Borrower to the Administrative Agent, any Lender or any other Secured Party. The waiver contained in this Section shall continue and survive the termination of this Agreement and the final payment in full of the Guaranteed Obligations.
SECTION 10.08. Enforcement. In the event that the Guarantors shall fail forthwith to pay upon demand of the Administrative Agent, any Lender or any other Secured Party any amounts due pursuant to this Article X or to perform or comply with or to cause performance or compliance with any other obligation of the Guarantors under this Agreement the Administrative Agent, any Lender and any other Secured Party shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid or for the performance of or compliance with such terms, and may prosecute any such action or proceeding to judgment or final decree and may enforce such judgment or final decree against the Guarantors and collect in the manner provided by law out of the property of the Guarantors, wherever situated, any monies adjudged or decreed to be payable. The obligations of the Guarantors under this Agreement are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder.
SECTION 10.09. Miscellaneous. Except as may otherwise be expressly agreed upon in writing, the liability of the Guarantors under this Article X shall neither affect nor be affected by any prior or subsequent guaranty by the Guarantors of any other indebtedness to the Administrative Agent, the Lenders or any other Secured Party. Notwithstanding anything in this Article X to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which could be paid out by such Guarantor without rendering such Guarantor’s obligations under this Article X, in whole or in part, void or voidable under applicable law, including, without limitation, (i) the Bankruptcy Code of 1978, as amended, and (ii) any applicable state or federal law relative to fraudulent conveyances.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

MAIN STREET CAPITAL CORPORATION
By:	/s/ Todd A. Reppert
	Name:	Todd A. Reppert
	Title:	President and Chief Financial Officer

INITIAL GUARANTOR MAIN STREET CAPITAL PARTNERS, LLC
By:	/s/ Rodger Stout
	Name:	Rodger Stout
	Title:	Chief Financial & Administrative Officer

INITIAL GUARANTOR MAIN STREET EQUITY INTERESTS, INC.
By:	/s/ Rodger Stout
	Name:	Rodger Stout
	Title:	Vice President

COMMITMENTS	BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and as a Lender

	By:	/ s/ Gregory Drabik	(SEAL)

Name: Gregory Drabik
Title: Vice President

Revolver Commitment:
$15,000,000

Lending Office
Branch Banking and Trust Company
200 West Second Street, 16th Floor
Winston-Salem, NC 27101
Attention: Gregory Drabik, Vice President
Telecopy number: (336) 733-2740
Telephone number: (336) 733-2709

And a copy to:

Christopher E. Leon, Esq. Womble Carlyle Sandridge & Rice, PLLC One West Fourth Street Winston-Salem, NC 27101 Telecopy number: (336) 726-6932 Telephone number: (336) 721-3518

COMMITMENTS	COMPASS BANK

	By:	/s/ Jason Consoli Name: Jason Consoli Title: Senior Vice President	(SEAL)

Revolver Commitment:
$15,000,000
Lending Office Compass Bank 24 Greenway Plaza, Suite 1403 Houston, TX 77046 Attn: Jason Consoli, Senior Vice President Telecopy number: (713) 993-8583 Telephone number: (713) 993-8562